Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-154173

Prospectus Supplement to the Prospectus dated October 10, 2008 and the Prospectus Supplement dated October 10, 2008 — No. 53

The Goldman Sachs Group, Inc. Medium-Term Notes, Series D Real Estate Index-Linked Notes Linked to an Index or a Basket of Indices GENERAL TERMS

Goldman Sachs may from time to time offer and sell real estate index-linked notes the payments and performance of which will be linked to the performance of an index or a basket of indices, which we refer to as the notes. The accompanying prospectus dated October 10, 2008, the accompanying prospectus supplement dated October 10, 2008 and this prospectus supplement no. 53 dated November 12, 2008 (this prospectus supplement no. 53) describe terms that will apply generally to the notes, including any notes you purchase. A separate pricing supplement will describe terms that apply specifically to your notes, including any changes to the general terms specified below.

The index or basket of indices, as applicable, to which your notes will be linked, unless otherwise specified in the applicable pricing supplement, will be one or more sub-indices (in the event your notes are linked to more than one sub-index or to one or more sub-indices and the composite index, we will refer to your notes being linked to a basket of indices) or a composite index of the Residential Property Index. Sub-indices of the Residential Property Index will be based on the prices of residential real estate in one of the 25 U.S. metropolitan statistical areas (the MSAs), as described under “The Index” on page A-1. The composite index of the Residential Property Index is compiled from the combined 25 MSAs by the index sponsor of the Residential Property Index, as described under “The Index” on page A-1.

The notes may bear interest, if any, at a fixed rate or a floating rate, as specified in the applicable pricing supplement. On the stated maturity date, for each of your notes, you will be paid the cash settlement amount, if any, based on the performance over the life of your notes of the index or basket of indices to which your notes are linked.

The return on your notes at maturity will be based on the performance of the index or basket of indices, as applicable, as measured by the percentage change in the closing level of the index or the weighted average of the closing levels of the indices included in the basket, as applicable, on the determination date or each averaging date, as applicable (the final index level or final basket level, as applicable) from the initial index level or initial basket level, as applicable, as adjusted by the index strike level or the basket strike level, all of which will be specified in the applicable pricing supplement. The difference between the final index or basket level and the index or basket strike level will be expressed as a percentage of the initial index level or initial basket level, as applicable. We refer to this percentage change as the index return or basket return, as applicable.

You could lose all or a substantial portion of your investment in the notes, even if the applicable pricing supplement specifies a buffer level; an index return or basket return, as applicable, below the buffer return, if any, will reduce the amount payable you will receive on your notes, if any, on the stated maturity date below the face amount of your notes. Furthermore, if the applicable pricing supplement specifies a cap return, the amount you will be paid on your notes over the face amount of your notes will be capped.

The general terms of the notes are described beginning on page S-21 and include the following:

Issuer: The Goldman Sachs Group, Inc.

Index or indices included in a basket: unless otherwise specified in the applicable pricing supplement, one or more sub-indices and/or a composite index of the Residential Property Index

Cash settlement amount: on the stated maturity date, for each of your notes the issuer will pay you an amount in cash calculated as described under “General Terms of the Real Estate Index-Linked Notes — Payment of Principal on Stated Maturity Date” on page S-22

Face amount: each note will have a face amount equal to $1,000, or integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable pricing supplement

Stated maturity date: as specified in the applicable pricing supplement, subject to postponement as described in “General Terms of the Real Estate Index-Linked Notes — Payment of Principal on Stated Maturity Date — Stated Maturity Date” on page S-26, unless otherwise specified in your pricing supplement

Determination date: as specified in the applicable pricing supplement, subject to postponement as described in “General Terms of the Real Estate Index-Linked Notes — Payment of Principal on Stated Maturity Date — Determination Date” on page S-26, unless otherwise specified in your pricing supplement

Interest rate (coupon) (if any): as specified in the applicable pricing supplement

Interest payment dates: as specified in the applicable pricing supplement

Interest reset dates: as specified in the applicable pricing supplement

Calculation agent: Goldman, Sachs & Co.

Your investment in the real estate index-linked notes involves certain risks. See “Additional Risk Factors Specific to the Real Estate Index-Linked Notes” beginning on page S-13 to read about investment risks relating to the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement no. 53. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. In addition, the notes will not be guaranteed by the Federal Deposit Insurance Corporation under the FDIC’s Temporary Liquidity Guarantee Program.

Goldman Sachs may use this prospectus supplement no. 53 in the initial sale of the real estate index-linked notes. In addition, Goldman, Sachs & Co., or any affiliate of Goldman Sachs may use this prospectus supplement no. 53 in a market-making transaction in real estate index-linked notes after its initial sale. Unless Goldman Sachs or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement no. 53 is being used in a market-making transaction.

Residential Property IndexSM and RPXSM are service marks of Radar Logic Incorporated (“Radar Logic”) and have been licensed for use for certain purposes by The Goldman Sachs Group, Inc. and its affiliates. Radar Logic does not make any, and disclaims all, representations and warranties regarding the underlying third party data on which the Residential Property IndexSM and RPXSM are based. The notes are not sponsored, endorsed, sold or promoted by Radar Logic, and Radar Logic makes no representation regarding the advisability of investing in such products.

Goldman, Sachs & Co.

Prospectus Supplement dated November 12, 2008

In this prospectus supplement no. 53, when we refer to a “note”, including your notes, we mean a real estate index-linked note unless the context requires otherwise. Each of the notes has the terms described under “Summary Information” on page S-3 and under “General Terms of the Real Estate Index-Linked Notes” on page
S-21. Please note that in this prospectus supplement no. 53, references to “The Goldman Sachs Group, Inc.”, “we”, “our”, and “us” mean only The Goldman Sachs Group, Inc., and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated October 10, 2008, as supplemented by the accompanying prospectus supplement for Medium-Term Notes, Series D, dated October 10, 2008, of The Goldman Sachs Group, Inc. References to the “relevant pricing supplement” or “applicable pricing supplement” mean the pricing supplement that describes the specific terms of your notes. References to the “indenture” in this prospectus supplement no. 53 mean the senior debt indenture, dated July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.

The Notes Are Part of a Series

The real estate index-linked notes, including your notes, are part of a series of debt securities, entitled “Medium-Term Notes, Series D”, that we may issue under our indenture from time to time. The real estate index-linked notes, including your notes, are “indexed debt securities”, as defined in the accompanying prospectus. This prospectus supplement no. 53 summarizes financial and other terms that apply generally to the notes, including your notes. We describe terms that apply generally to all Series D medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement for Series D medium-term notes and accompanying prospectus, respectively. The terms described here supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to The Goldman Sachs Group, Inc. in the relevant pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in Pricing Supplements

The specific terms of your notes will be described in the relevant pricing supplement accompanying this prospectus supplement no. 53. The terms described there supplement those described here and in the accompanying prospectus and accompanying prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described here or in the accompanying prospectus or accompanying prospectus supplement, the terms described in the relevant pricing supplement are controlling. If the relevant pricing supplement specifies a different meaning for any term described herein, that modified definition will be deemed to apply to this prospectus supplement no. 53 for all purposes with respect to your notes.

SUMMARY INFORMATION

Payment of Principal at Maturity

Subject to modification as provided in the applicable pricing supplement, on the stated maturity date, we will exchange each of your notes for the cash settlement amount, if any, subject to any adjustments or modifications as described below.

Index

The index or basket of indices, as applicable, to which your notes will be linked, unless otherwise specified in the applicable pricing supplement, will be one or more sub-indices and/or a composite index of the Residential Property Index. For notes linked to a single index, your notes will be linked to one of the following: (1) a sub-index of the Residential Property Index based on the prices of residential real estate in one of the 25 U.S. metropolitan statistical areas (the “MSAs”), as described under “The Index” on page A-1 (the 25 MSAs are, subject to modification as provided in the relevant pricing supplement: Atlanta, Georgia; Boston, Massachusetts; Charlotte, North Carolina; Chicago, Illinois; Cleveland, Ohio; Columbus, Ohio; Denver, Colorado; Detroit, Michigan; Jacksonville, Florida; Las Vegas, Nevada; Los Angeles, California; Miami, Florida; Milwaukee, Wisconsin; Minneapolis, Minnesota; New York, New York; Philadelphia, Pennsylvania; Phoenix, Arizona; Sacramento, California; San Diego, California; San Francisco, California; San Jose, California; Seattle, Washington; St. Louis, Missouri; Tampa, Florida; and Washington, D.C.); or (2) the composite Residential Property Index compiled from the 25 MSAs by the index sponsor of the Residential Property Index, as described under “The Index” on page A-1. For notes linked to a basket of indices, your notes will be linked to (1) more than one of the 25 sub-indices of the Residential Property Index or (2) one or more of the 25 sub-indices of the Residential Property Index and the composite Residential Property Index.

Initial Index Level and Initial Basket Level and Index Strike Level and Basket Strike Level

The index strike level or basket strike level, as applicable, will be specified in the applicable pricing supplement for your notes. The initial index level or initial basket level, as applicable, will also be specified in the applicable pricing supplement for your notes. The initial index level will be the closing level or trading level of the applicable index on the trade date for your notes, as specified in the applicable pricing supplement for your notes. The initial basket level will be the sum of the result of, as calculated for each basket index, (i) the initial index level for a particular basket index times (ii) the weighting multiplier for such basket index. The closing level will be the official level of the index, or any successor index, published by the index sponsor at the regular weekday close of trading on the relevant trading day. The trading level will be the official level of the index, or any successor index, published by the index sponsor at any time during regular trading hours on the relevant trading day.

The index strike level may be the closing level or trading level of the applicable index or indices on the trade date for your notes, in which case the return on your notes at maturity will be based on the return of the specified index or basket of indices over the life of your notes. The index strike level may also be higher or lower than the closing level or trading level of the index on the trade date, and therefore be higher or lower than the initial index level.

For example, if the index strike level were set at 120 and the initial index level were 100, and assuming that your notes as specified in the applicable pricing supplement are bullish notes (as described under “— Bullish Notes or Bearish Notes” below), then the final index level would have to increase to a level greater than the index strike level of 120 in order for your return at maturity to be more than the $1,000 face amount. Based on the same assumptions set forth in the previous sentence, if the index strike level is less than the initial index level, your return on the notes at maturity will only be greater than the $1,000 face amount if the final index level increases to a level greater than the index strike level. For example, if the index strike level were set at 90 and the initial index level were 100, and assuming that your notes as specified in the applicable pricing supplement are bullish notes, then your return on the notes will be more than the $1,000 face amount as long as the final index level exceeds the index strike level of 90.

Conversely, if the index strike level were set at 80 and the initial index level were 100, and assuming that your notes as specified in the applicable pricing supplement are bearish notes (as described under “— Bullish Notes or Bearish Notes” below), then the final index level would have to decrease to a level less than the index strike level of 80 in order for your return at maturity to be more than the $1,000 face amount. Based on the same assumptions set forth in the previous sentence, if the index strike level is greater than the initial index level, your return on the notes at maturity may only be greater than the $1,000 face amount if the final index level decreases to a level less than the index strike level. For example, if the index strike level were set at 120 and the initial index level were 100, and assuming that your notes as specified in the applicable pricing supplement are bearish notes, then your return on the notes will be more than the $1,000 face amount as long as the final index level is less than the index strike level of 120.

The same examples in relation to the return on your notes at maturity, as described above, will apply to your notes if the notes are linked to a basket of indices. The basket strike level will be based on the index strike levels of the indices included in the applicable basket, and the index strike levels for the indices included in the basket may be higher or lower than the respective initial index levels of such indices.

Bullish Notes or Bearish Notes

The applicable pricing supplement for your notes will specify whether your notes are bullish notes or bearish notes. In general, in the case of bullish notes, whether the notes are linked to a single index or a basket of indices, if the final level of the applicable index or basket of indices exceeds the index strike or basket strike level, as applicable, specified in the applicable pricing supplement (meaning that the index has appreciated over the life of the notes), you will receive a payment amount at maturity that is greater than the face amount of your notes. On the other hand, if such final level is less than such strike level, the payment amount on your notes at maturity will be less than the face amount of your notes. Conversely, in the case of bearish notes, if the final level of the applicable index or basket of indices is less than the applicable strike level (meaning that the index has depreciated over the life of the notes), the payment amount on your notes at maturity will be greater than the face amount of your notes, while if such final level exceeds the strike level, the payment amount on your notes at maturity will be less than the face amount of your notes.

Therefore, a holder of the bullish notes will receive more than the face amount of the notes if the final level of the applicable index or basket of indices is above a predetermined strike level. The bullish notes are designed for investors who believe the value of the index or the basket of indices, as applicable, will generally appreciate or will at least remain above the relevant strike level. Conversely, a holder of the bearish notes will receive more than the face amount of the notes if the final level of the applicable index or basket of indices is below a predetermined strike level. The bearish notes are designed for investors who believe the value of the index or basket of indices, as applicable, will generally depreciate or will at least remain below the relevant strike level.

Index Return and Basket Return

The return of the applicable index or basket of indices, which we refer to as the “index return” or the “basket return”, as applicable, is equal to:

(A) in the case of bullish notes:

(i) for notes linked to a single index:

•	final index level – index strike level , expressed as a percentage initial index level

(ii) for notes linked to a basket of indices

•	final basket level – basket strike level , expressed as a percentage initial basket level

(B) in the case of bearish notes:

(i) for notes linked to a single index:

•	index strike level – final index level , expressed as a percentage initial index level

(ii) for notes linked to a basket of indices:

•	basket strike level – final basket level , expressed as a percentage initial basket level

The index or basket return measures the performance of the applicable index or basket of indices over the life of the notes by measuring the change in the final index or basket level (as determined on the determination date or the averaging dates, as applicable, for the notes) over the initial index or basket level (as set on the applicable trade date for the notes), as adjusted by the strike level of such index or basket of indices. As a result, temporary fluctuations in the index or basket level during the interim life of the notes may have little, if any, impact on the cash settlement amount that will be paid, if any, at maturity.

The applicable pricing supplement will specify whether your notes are bullish or bearish, which will determine which of the above formulae for the calculation of the index return or basket return, as applicable, will apply to your notes.

Cash Settlement Amount for Notes with Buffer Return

The relevant pricing supplement may specify a buffer return for your notes. If the relevant pricing supplement so provides, the buffer return will be a specified negative percentage (but never less than 100%).

In such a case, whether the notes are linked to a single index or a basket of indices, if the index return or basket return, as applicable, is positive, the cash settlement amount will equal the face amount of a note plus an additional amount equal to the product of the participation rate (as described below) times 1% of the face amount of a note for every 1% positive index or basket return, subject to the cap return (as described below) if specified in the applicable pricing supplement. Since the applicable index or basket return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of a note.

If, on the other hand, the index return or basket return, as applicable, is negative but greater than or equal to the buffer return, the cash settlement amount will equal the face amount of a note. Further, if the index return or basket return, as applicable, is less than the buffer return, the cash settlement amount will equal the face amount of a note minus an amount equal to the product of the buffer rate (as described below) times 1% of the face amount of a note for every 1% negative index or basket return below the buffer return, subject to the floor return (as described below), if specified in the applicable pricing supplement. Since the buffer rate will be a positive percentage, the cash settlement amount will be less than the face amount of a note. In addition, unless the applicable pricing supplement otherwise provides, the buffer rate will exceed 100% and therefore the rate of decrease in the cash settlement amount will exceed the rate of decrease (in the case of bullish notes) or increase (in the case of bearish notes) in the applicable index or basket of indices. In such a case, the cash settlement amount could even be zero, subject to the floor return (as described below), if specified in the applicable pricing supplement. On the other hand, if the applicable pricing supplement specifies that the buffer rate is 100%, the rate of decrease in the cash settlement amount will equal the rate of decrease (in the case of bullish notes) or increase (in the case of bearish notes) in the applicable index or basket of indices and you will receive at maturity a cash settlement amount equal to at least (i) the buffer return times the face amount of a note times -1 or, if the applicable pricing supplement specifies a floor return, (ii) the greater of (x) the buffer return times the face amount of a note times -1 or (y) the minimum settlement amount.

The participation rate will be a positive percentage but may be less than 100%. The participation rate indicates the extent to which you will participate in any positive index return or basket return, as applicable. If the applicable pricing supplement specifies a participation rate that is less than 100%, you will participate in less than the full return of the applicable index or basket of indices over the life of your notes. If the applicable pricing supplement specifies a participation rate that equals 100%, you will participate in the full return of the applicable index or basket of indices. If the participation rate is greater than 100%, you will participate in the return of the applicable index or basket of indices to a greater extent than as measured by such return alone, or in other words, on a leveraged basis.

The buffer rate, which will be a positive percentage, indicates the rate of decrease in the cash settlement amount compared to any rate of decrease (in the case of bullish notes) or increase (in the case of bearish notes) in the index or basket return below the buffer return. If you purchase the notes with a buffer rate greater than 100%, and if the index return or basket return is less than the buffer return, the cash settlement amount, if any, will decrease at a greater rate than the rate of decrease (in the case of bullish notes) or increase (in the case of bearish notes) of the applicable index or basket of indices alone, or in other words, on a leveraged basis, and the cash settlement amount may even be zero (assuming that the applicable pricing supplement does not specify a floor return). If you purchase the notes with a buffer rate equal to 100%, the cash settlement amount will decrease at the same rate as the rate of decrease (in the case of bullish notes) or increase (in the case of bearish notes) of the applicable index or basket of indices below the buffer return. Therefore, you will receive at maturity a cash settlement amount equal to at least (i) the buffer return times the face amount of a note times -1 or, if the applicable pricing supplement specifies a floor return, (ii) the greater of (x) the buffer return times the face amount of a note times -1 or (y) the minimum settlement amount.

Calculation of Cash Settlement Amount for Notes Linked to a Single Index

For notes linked to a single index, if the index return is positive, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x participation rate x index return)

, provided that the cash settlement amount will be subject to the cap return, if specified in the applicable pricing supplement,

where,

face amount	=	unless otherwise specified in the relevant pricing supplement, each note will have a face amount equal to $1,000, or integral multiples thereof in excess of $1,000

participation rate	=	a positive percentage specified in the applicable pricing supplement, and which could be greater than, equal to or less than 100%

index return	=	as specified under “— Index Return and Basket Return” above

initial index level	=	as specified in the applicable pricing supplement

final index level	=	the closing level of the index on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the index on each of the specified averaging dates, in each case except in limited circumstances described under “General Terms of the Real Estate Index-Linked Notes — Payment of Principal on Stated Maturity Date — Consequences of a Delay in Publication of an Index or Basket of Indices” on page S-29 and “— Consequences of a Market Disruption Event or a Non-Trading Day” on page S-28 and subject to adjustment as provided under “General Terms of the Real Estate Index-Linked Notes — Index Disruption Event” on page S-30

index strike level	=	as specified in the applicable pricing supplement, and which could be greater than, equal to or less than the initial index level

closing level	=	the official level of the index, or any successor index, published by the index sponsor at the regular weekday close of trading of the relevant exchanges or trading facilities on the relevant trading day and where,

stated maturity date	=	the date specified in the applicable pricing supplement, subject to postponement as described under “General Terms of the Real Estate Index-Linked Notes — Payment of Principal on Stated Maturity Date — Stated Maturity Date” on page S-26 or as provided in the applicable pricing supplement

determination date	=	the date specified in the applicable pricing supplement or, if the applicable pricing supplement specifies averaging dates, the date of the last averaging date for the notes, in each case subject to postponement as described under “General Terms of the Real Estate Index-Linked Notes — Payment of Principal on Stated Maturity Date — Determination Date” on page S-26 or as provided in the applicable pricing supplement

averaging dates	=	the dates, if any, that may be specified in the applicable pricing supplement, each subject to postponement as described under “General Terms of the Real Estate Index-Linked Notes — Payment of Principal on Stated Maturity Date — Averaging Dates” on page S-27 or as provided in the applicable pricing supplement

If the index return is negative but greater than or equal to the buffer return, the cash settlement amount will equal the face amount of a note.

If the index return is less than the buffer return, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x buffer rate x (index return – buffer return))

, provided that the cash settlement amount will be subject to the floor return, if specified in the applicable pricing supplement,

where,

buffer rate	=	a percentage specified in the applicable pricing supplement, which will be a measure of the proportionate rate of decrease for every 1% negative index return below the buffer return; a buffer rate of more than 100% would mean an accelerated decrease for every 1% negative index return below the buffer return while a buffer rate of less than 100% would mean a decelerated decrease for every 1% negative index return below the buffer return

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Indices

For notes linked to a basket of indices, if the basket return is positive, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x participation rate x basket return)

, provided that, the cash settlement amount will be subject to the cap return, if specified in the applicable pricing supplement,

where,

initial basket level	=	a positive amount specified in the applicable pricing supplement, which is expected to equal 100

weighting percentage	=	for each basket index, the applicable percentage weight of such basket index within the basket of indices, as set forth in the applicable pricing supplement for your notes; the sum of the weighting percentages of all basket indices will equal 100%

weighting multiplier	=	for each basket index, a positive amount specified in the applicable pricing supplement, which is expected to equal the quotient of (i) the product of the initial basket level times the weighting percentage for such basket index divided by (ii) the initial index level for such basket index; the weighting multipliers will remain constant for the life of the notes, except in limited circumstances as described under “General Terms of the Real Estate Index-Linked Notes — Index Disruption Event” on page S-30

basket closing level	=	for any given trading day, the sum of the products, as calculated for each basket index, of the closing level for each basket index on such trading day multiplied by the weighting multiplier for each such basket index, for example, in the case of notes linked to the value of a basket of three indices, A, B and C, the basket closing level will be the sum of the following:

	Closing Level of Basket Index			Weighting Multiplier

(	closing level of Index A	x		weighting multiplier for Index A	)
+

(	closing level of Index B	x		weighting multiplier for Index B	)
+

(	closing level of Index C	x		weighting multiplier for Index C	)

final basket level	=	the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing levels on each of the specified averaging dates, in each case except in limited circumstances described under “General Terms of the Real Estate Index-Linked Notes — Payment of Principal on Stated Maturity Date — Consequences of a Delay in Publication of an Index or Basket of Indices” on page S-29 and “— Consequences of a Market Disruption Event or a Non-Trading Day” on page S-28 and subject to adjustment as provided under “General Terms of the Real Estate Index-Linked Notes — Index Disruption Event” on page S-30

basket strike level	=	as specified in the applicable pricing supplement, and which could be greater than, equal to or less than the initial basket level

basket return	=	as specified under “— Index Return and Basket Return” above

and where,

“face amount”, “participation rate”, “closing level”, “determination date”, and “averaging dates” are as defined under “— Calculation of Cash Settlement Amount for Notes Linked to a Single Index” above.

If the basket return is negative but greater than or equal to the buffer return, the cash settlement amount will equal the face amount of a note.

If the basket return is less than the buffer return, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x buffer rate x (basket return – buffer return))

, provided that the cash settlement amount will be subject to the floor return, if specified in the applicable pricing supplement,

where,

buffer rate	=	a positive percentage specified in the applicable pricing supplement, which will be a measure for the proportionate rate of decrease for every 1% negative basket return below the buffer return; a buffer rate of more than 100% would mean an accelerated decrease for every 1% negative basket return below the buffer return while a buffer rate of less than 100% would mean a decelerated decrease for every 1% negative basket return below the buffer return

Cash Settlement Amount for Notes Without Buffer Return

If the relevant pricing supplement does not specify a buffer return, whether the notes are linked to a single index or a basket of indices, if the index return or basket return is positive, the cash settlement amount will equal the face amount of a note plus an additional amount equal to the product of the participation rate times 1% of the face amount of a note for every 1% positive index or basket return, subject to the cap return (as described below), if specified in the applicable pricing supplement. Since the applicable index or basket return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of a note. If, on the other hand, the index return or basket return is zero, the cash settlement amount will equal the face amount of a note. Further, if the index return or basket return is negative, the cash settlement amount will equal the face amount of a note minus 1% of the face amount of a note for every 1% negative index or basket return, subject to the floor return (as described below), if specified in the applicable pricing supplement. In such a case, the cash settlement amount will be less than the face amount of a note and could even be zero (assuming that the applicable pricing supplement does not specify a floor return).

Calculation of Cash Settlement Amount for Notes Linked to a Single Index

For notes linked to a single index, if the index return is positive, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x participation rate x index return)

, provided that the cash settlement amount will be subject to the cap return, if specified in the applicable pricing supplement,

where,

“face amount” and “participation rate” are as defined under “— Cash Settlement Amount with Buffer Return — Calculation of Cash Settlement Amount for Notes Linked to a Single Index” above and “index return” is as defined under “— Index Return and Basket Return” above.

If the index return is zero, the cash settlement amount will equal the face amount of a note.

If the index return is negative, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x index return)

, provided that the cash settlement amount will be subject to the floor return, if specified in the applicable pricing supplement,

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Indices

For notes linked to a basket of indices, if the basket return is positive, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x participation rate x basket return)

, provided that, the cash settlement amount will be subject to the cap return, if specified in the applicable pricing supplement,

where,

“face amount” and “participation rate” are as defined under “— Cash Settlement Amount with Buffer Return — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Indices” above and

“basket return” is as defined under “— Index Return and Basket Return” above.

If the basket return is zero, the cash settlement amount will equal the face amount of a note.

If the basket return is negative, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x basket return)

, provided that the cash settlement amount will be subject to the floor return, if specified in the applicable pricing supplement,

Cash Settlement Amount for Notes subject to Cap Return

The relevant pricing supplement may specify a cap return on the positive index or basket return for your notes. If the relevant pricing supplement so provides, the cap return will be a positive percentage, representing the maximum positive index or basket return, as applicable, that you can participate in.

Calculation of Cash Settlement Amount for Notes Linked to a Single Index

The cash settlement amount will equal the lesser of the following:

•

the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes with Buffer Return — Calculation of Cash Settlement Amount for Notes Linked to a Single Index” or “— Cash Settlement Amount for Notes Without Buffer Return — Calculation of Cash Settlement Amount for Notes Linked to a Single Index” above, as the case may be; and

•	the maximum settlement amount

maximum settlement amount = face amount + (face amount x participation rate x cap return)

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Indices

The cash settlement amount will equal the lesser of the following:

•

the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes with Buffer Return — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Indices” or “— Cash Settlement Amount for Notes Without Buffer Return — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Indices” above, as the case may be; and

•	the maximum settlement amount

and where,

“maximum settlement amount” is as defined under “— Calculation of Cash Settlement Amount for Notes Linked to a Single Index” above.

Cash Settlement Amount for Notes subject to Floor Return

The relevant pricing supplement may specify a floor return on the negative index or basket return for your notes. If the relevant pricing supplement so provides, the floor return will be a negative percentage, representing the minimum negative index or basket return, as applicable, that you can participate in. If the relevant pricing supplement specifies a floor return, you will receive at least the minimum settlement amount at maturity.

Calculation of Cash Settlement Amount for Notes Linked to a Single Index

The cash settlement amount will equal the greater of the following:

•	the cash settlement amount calculated as described under “— Cash Settlement Amount for

Notes with Buffer Return — Calculation of Cash Settlement Amount for Notes Linked to a Single Index” or “— Cash Settlement Amount for Notes Without Buffer Return — Calculation of Cash Settlement Amount for Notes Linked to a Single Index” above, as the case may be; and

•	the minimum settlement amount

minimum settlement amount = face amount + (face amount x floor return)

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Indices

The cash settlement amount will equal the greater of the following:

•

the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes With Buffer Return — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Indices” or “— Cash Settlement Amount for Notes Without Buffer Return — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Indices” above, as the case may be; and

•	the minimum settlement amount

and where,

“minimum settlement amount” is as defined under “— Calculation of Cash Settlement Amount for Notes Linked to a Single Index” above.

Interest

The notes may pay interest, if any, at a fixed rate or a floating rate, which will be specified in the applicable pricing supplement. If the notes pay interest, such interest will be paid on the interest payment dates specified in the applicable pricing supplement.

Other Terms of the Notes

•	The notes will not be listed on any securities exchange or interdealer quotation system, unless specified otherwise in the applicable pricing supplement.

•	You will not have the right to present the notes to us for repayment prior to maturity, unless specified otherwise in the applicable pricing supplement.

•	The notes may be issued at a discount to their stated principal amount.

•

We may sell additional notes after the date of the applicable pricing supplement and prior to the applicable settlement date, at issue prices, underwriting discounts and net proceeds that differ from the amounts specified in the initial applicable pricing supplement.

•	We may from time to time, without your consent, issue additional real estate index-linked notes having the same terms as certain index-linked notes previously issued.

Our Redemption Right

If so specified in the applicable pricing supplement, we will have the option to redeem all or part of your notes on the redemption date(s) or under the circumstances specified in the applicable pricing supplement. If we decide to redeem your notes, we will:

•	send a notice of redemption to the holder of your notes and the trustee announcing that we have decided to redeem the notes;

•	specify in the notice of redemption the redemption price that we will pay you in exchange for each of your notes, which will be set forth in the applicable pricing supplement; and

•	specify in the notice of redemption the redemption date when your notes will be mandatorily exchanged; the redemption date will be on or after the initial redemption date specified in the applicable pricing supplement and at least 30 but no more than 60 calendar days after the date the notice of redemption is given.

In addition, if so specified in the applicable pricing supplement, our option to redeem your notes may be conditioned upon the closing level of the applicable index or the basket closing level being greater or lower than a threshold level specified in the applicable pricing supplement. For more detail on such price dependent redemption right, see “General Terms of the Real Estate Index-Linked Notes — Our Redemption Right — Price Dependent Redemption Right” below.

Calculation Agent

Goldman, Sachs & Co. is appointed as the initial calculation agent for the real estate index-linked notes as of the date of this prospectus supplement no. 53. We may appoint a different entity as the calculation agent for your notes or change the calculation agent for your notes without notice to the holders and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs. The calculation agent will make all determinations regarding the interest payments, if applicable; the final index or basket level; the initial index level or initial basket level; the index strike level or basket strike level; the index or basket return; market disruption events; successor indices; index disruption events; delays in the publication of an index; stated maturity date; determination date; averaging dates, if applicable; business days; trading days; the default amount; the cash settlement amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the relevant pricing supplement. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent.

What About Taxes?

The U.S. federal income tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental Discussion of Federal Income Tax Consequences” on page S-36, including the discussion of the tax risks applicable to United States alien holders of notes.

Pursuant to the terms of the notes, The Goldman Sachs Group, Inc. and you agree (in the absence of an administrative or judicial ruling to the contrary) to characterize your notes for all purposes as a pre-paid derivative contract which is an income-bearing derivative contract if the notes bear interest. If your notes are so treated, you should generally recognize capital gain or loss upon the sale, maturity, or redemption of your notes in an amount equal to the difference between the amount you receive upon the sale or redemption of your notes or on the stated maturity date and the amount you paid for your notes. Such gain or loss generally should be long-term capital gain or loss if you held your notes for more than one year. If you are a U.S. alien holder (as defined in “Supplemental Discussion of Federal Income Tax Consequences” below), and your notes bear a coupon, we intend to withhold on the coupon payments on your notes at a 30% rate.

The Internal Revenue Service announced on December 7, 2007 that it is reconsidering the tax treatment of structured notes, such as the offered notes, which could adversely affect the tax treatment and the value of your notes. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax on payments made with respect to the notes upon maturity. We describe this development in more detail under “Supplemental Discussion of Federal Income Tax Consequences” below. You should consult your own tax adviser about this matter. Unless otherwise required by law, The Goldman Sachs Group, Inc. will treat the offered notes as described in the preceding paragraph unless and until there is further guidance from the Internal Revenue Service.

In addition, legislation has recently been introduced in Congress that, if enacted, would require holders that acquire the notes after the bill is enacted to accrue interest income over the term of the notes even if there will be no interest payments over the term of the notes. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your notes.

ADDITIONAL RISK FACTORS SPECIFIC TO THE REAL ESTATE INDEX-LINKED NOTES

An investment in your notes is subject to the risks described below as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus dated October 10, 2008. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the real estate index or indices to which your notes are linked, the real estate assets underlying the real estate index or indices to which your notes are linked, or real estate assets similar to or within the same real estate market as those underlying the real estate index or indices to which your notes are linked. You should carefully consider whether the notes are suited to your particular circumstances.

The Principal of Your Notes Will Not Be Protected

The principal of your notes will not be protected. Our cash payment on your notes on the stated maturity date will be based on the performance of the applicable index or basket of indices on the determination date or each of the averaging dates, as applicable, over the initial index level or initial basket level, as applicable, as adjusted by the applicable strike level. If the relevant pricing supplement specifies a buffer return, and if the index return or basket return, as applicable, is less than the buffer return, then you will lose the buffer rate times 1% (the result of which is expected to be greater than 1%, unless the applicable pricing supplement specifies a buffer rate of 100% or less) of the face amount of your notes for every 1% negative index or basket return below the buffer return, subject to the floor return if specified in the applicable pricing supplement. On the other hand, if the relevant pricing supplement does not specify a buffer return, and if the index return or basket return, as applicable, is negative, then you will lose 1% of the face amount of your notes for every 1% negative index or basket return, subject to the floor return if specified in the applicable pricing supplement. Thus, unless the applicable pricing supplement specifies a buffer rate of 100% or less or a floor return, you may lose your entire investment in the notes. Even if the relevant pricing supplement specifies a buffer rate of 100% or less or a floor return, you may lose a significant portion of your investment in the notes.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

Your Notes May Bear Interest at a Low Rate or They May Bear No Interest at All

The relevant pricing supplement will state whether your notes bear interest. Therefore, your notes may bear no interest at all. If your notes do bear interest, they may do so at a rate that is below the prevailing market rate for our debt securities that are not linked to an index or a basket of indices. Consequently, unless the amount payable on your notes on the stated maturity date substantially exceeds the amount you paid for your notes, the overall return you earn on your notes could be less than what you would have earned by investing in non-indexed debt securities that bear interest at prevailing market rates.

Assuming No Changes in Market Conditions or any Other Relevant Factors, the Market Value of Your Notes on the Date of Any Applicable Pricing Supplement (as Determined By Reference to Pricing Models Used By Goldman, Sachs & Co.) Will and the Price You May Receive for Your Notes May Be Significantly Less Than the Original Issue Price

The price at which Goldman, Sachs & Co. would initially buy or sell your notes (if Goldman, Sachs & Co. makes a market) and the value that Goldman, Sachs & Co. will initially use for account statements and otherwise will significantly exceed the value of your notes using such pricing models. The amount of such excess will decline on a straight line basis over a period to be specified in the applicable pricing supplement for your notes, after which period, the price at which Goldman, Sachs & Co. would buy or sell notes will reflect the value determined by reference to the pricing models, plus our customary bid and asked spread.

In addition to the factors discussed above, the value or quoted price of your notes at any time, however, will reflect many factors and cannot be predicted. If Goldman, Sachs & Co. makes a market in the notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, including a deterioration in our creditworthiness or perceived creditworthiness whether measured by our credit ratings or other credit measures. These changes may adversely affect the market price of your notes, including the price you may receive for your notes in any market making transaction. The quoted price (and the value of your notes that Goldman, Sachs & Co. will use for account statements or otherwise) could be higher or lower than the original issue price, and may be higher or lower than the value of your notes as determined by reference to pricing models used by Goldman, Sachs & Co.

If at any time a third party dealer quotes a price to purchase your notes or otherwise values your notes, that price may be significantly different (higher or lower) than any price quoted by Goldman, Sachs & Co. You should read “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.

There is no assurance that Goldman, Sachs & Co. or any other party will be willing to purchase your notes; and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.

If Your Notes Are Linked to a Basket of Indices, the Lower Performance of One Basket Index May Offset an Increase in the Other Indices in the Basket

Your notes may be linked to a basket of indices that are not equally weighted. Declines in the level of one basket index may offset increases in the levels of the other indices in the basket. As a result, any return on the basket — and thus on your notes — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes at maturity.

The Amount Payable on Your Notes Will Not Be Affected by the Closing Level of the Relevant Index or the Basket Closing Level, as Applicable, on Any Date Other Than the Determination Date or Each Averaging Date, as Applicable

The cash settlement amount will be determined based on the closing level of the applicable index or the basket closing level on the determination date or on each of the averaging dates, as applicable. Although the actual closing level of a particular index or basket closing level on the stated maturity date or at other times during the life of your notes may be higher than the final index or basket level, you will not benefit from the closing level of such index or basket closing level at any time other than on the determination date or each of the averaging dates, as applicable.

The Amount Payable on Your Notes May Be Linked to the Closing Levels of the Index or Indices on a Specified Number of Averaging Dates

If specified in the applicable pricing supplement, the index or basket return will be based on the arithmetic average of the closing levels of an index or basket closing levels, as applicable, on each of the specified averaging dates (each of which is subject to postponement in case of index disruption events, delays in publication of an index or basket of indices, and market disruption events or non-trading days), and therefore not the simple performance of the index or basket of indices over the life of your notes. For example, if the closing level of a particular index dramatically surged on the last of five averaging dates (in other words, the determination date), the amount payable for each of your notes may be significantly less than it would have been had such amount been linked only to the closing level of the index on the last averaging date.

The Potential for the Value of Your Notes to Increase May Be Limited

If the applicable pricing supplement specifies that your notes are subject to the cap return, your ability to participate in any change in the value of the index or basket of indices over the life of the notes will be limited. If so specified, the maximum settlement amount will limit the amount in cash you may receive for each of your notes at maturity, no matter how much the index return or basket return, as applicable, may rise beyond the cap return over the life of the notes. Accordingly, the amount payable for each of your notes may be significantly less than it would have been had you invested directly in the underlying index or basket of indices.

In addition, if the participation rate specified in the applicable pricing supplement is less than 100% and at maturity the index return or basket return is positive, the amount in cash you receive at maturity will be less than the amount you would have otherwise received if you invested directly in the underlying index or indices. This is because a participation rate of less than 100% will have the effect of reducing your exposure to any index or basket returns.

If the index strike level or basket strike level, as applicable, specified in the applicable pricing supplement is set at a level significantly higher than the initial index or basket level (in the case of bullish notes) or at a level significantly lower than the initial index or basket level (in the case of bearish notes), then, unless the final index or basket level is greater than the applicable index strike or basket strike level (in the case of bullish notes) or less than the applicable index strike or basket strike level (in the case of bearish notes), the amount in cash you receive at maturity may be significantly less than the amount you would have otherwise received if you invested directly, in a long position with respect to bullish notes and a short position with respect to bearish notes, in the underlying index or indices, and you may lose a significant portion of your investment in the notes.

Your Notes May Not Have an Active Trading Market

We do not expect your notes will be listed or displayed on any securities exchange or included in any interdealer market quotation system, and as a result there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

The following factors, among others, many of which are beyond our control, may influence the market value of your notes:

•	the forward price of the relevant real estate market or real estate markets underlying the applicable index or basket of indices;

•	the volatility — i.e., the frequency and magnitude of changes — of the levels of the index or basket of indices;

•	whether your notes are linked to a single index or a basket of indices;

•

the level of the index or indices to which your notes are linked, the applicable initial index or basket level, the applicable index or basket strike level, the participation rate, the weighting multiplier, the cap return, floor return and/or the buffer return, as applicable;

•	continuing availability and reliability of the underlying data upon which the index is based;

•	the time remaining until your notes mature;

•	our creditworthiness, whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or changes in other credit measures;

•

economic, financial, regulatory, political, military, environmental and other developments that affect real estate markets generally and/or the real estate assets the value of which the applicable index or basket of indices tracks; for example:

•

national, regional or local economic conditions: adverse changes in employment levels, job growth, consumer confidence, interest rates and population growth may reduce demand and depress prices for real estate;

•

tax laws: increases in local real estate taxes could adversely affect potential purchasers of real estate who may consider those costs in determining whether to make a new real estate purchase and decide, as a result, not to purchase real estate; in addition, any changes in the income tax laws that would reduce or eliminate tax deductions or incentives to owners of real estate, such as changes limiting the deductibility of interest on mortgages, could make housing less affordable or reduce the demand for housing;

•

weather conditions: unfavorable weather conditions and forces of nature, such as hurricanes, tornadoes, earthquakes, floods and fires, could have adverse effects on real estate prices in one or more geographic markets whose real estate prices are tracked by the index or basket of indices; and

•

terrorism: a future terrorist attack against the United States or increased domestic and international instability could cause a sharp decrease in the demand for real estate generally or in any particular metropolitan market; these changes could adversely affect the sales or pricing of real estate; and/or

•	changes in interest rates, further described in the bullet point below.

•

If U.S. interest rates increase, we expect that the market value of your notes will decrease and, conversely, if U.S. interest rates decrease, we expect that the market value of your notes will increase. Many buyers finance their real estate purchases through mortgage financing. Increases in interest rates or decreases in availability of mortgage financing could reduce the market for new real estate properties, and could adversely affect real estate prices. Potential buyers may be less willing or able to pay the increased monthly costs or to obtain mortgage financing that exposes them to interest rate changes. Lenders may increase the qualifications needed for mortgages or adjust their terms to address any increased credit risk. Even if potential customers do not need financing, changes in interest rates and mortgage availability could make it harder for them to sell the real estate properties they own to potential buyers who need financing. These factors could adversely affect the sales or pricing of real estate.

These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the applicable index or basket of indices based on their historical performance.

If the Levels of the Index or Indices Change, the Market Value of Your Notes May Not Change in the Same Manner

Your notes may trade quite differently from the performance of the index or basket of indices. Changes in the levels of the index or basket of indices may not result in a comparable change in the market value of your notes. We discuss some of the reasons for this disparity under “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.

The Return on Your Notes May Not Resemble a Direct Investment in the Real Estate the Value of Which the Index or Basket of Indices Measures

The index or basket of indices may not reflect the values of all real estate in the applicable geographical market nor accurately reflect the real estate values it seeks to capture. The process of gathering and compiling the raw data used by the applicable index sponsor to calculate the applicable index level depends upon accurate reporting by the parties to each sale transaction of the terms of that transaction, accurate compiling of such data by the compiling methodologies or services used by the index sponsor and accurate inputting by the index sponsor of the raw data into its computer programs. Each stage of this process is vulnerable to error and the accuracy of these inputs cannot be assured.

As a result of the foregoing factors, the return on your notes may not resemble the return that you may achieve if you invest directly in a hypothetical portfolio of real estate that included all of the real estate the prices of which are used to calculate the index or basket of indices.

You Have No Real Estate Ownership Rights or Rights to Receive any Real Estate

Investing in your notes will not make you a holder of any of the real estate the value of which the index or basket of indices measures. Neither you nor any other holder or owner of your notes will have any ownership rights or any other rights with respect to the real estate the value of which the index or basket of indices measures. Your notes will be paid in cash, and you will have no right to receive any real estate.

Trading And Other Transactions by Goldman Sachs in Instruments Linked to the Applicable Index or Basket of Indices May Impair the Value of Your Notes

As we describe under “Use of Proceeds and Hedging” below, we, through Goldman, Sachs & Co. or one or more of our other affiliates, expect to hedge our obligations under the notes by purchasing futures and/or other instruments linked to the index or indices. We also expect to adjust our hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the index or indices, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your notes. We may also enter into, adjust and unwind hedging transactions relating to other real estate index-linked notes whose returns are linked to changes in the level of the index or basket of indices. Any of these hedging activities may adversely affect the levels of the index or indices and therefore the market value of your notes and the amount we will pay on your notes, if any, at maturity. It is possible that we, through our affiliates, could receive substantial returns with respect to our hedging activities while the value of your notes may decline. See “Use of Proceeds and Hedging” below for a further discussion of transactions in which we or one or more of our affiliates may engage.

Goldman, Sachs & Co. and our other affiliates may also engage in trading in instruments whose returns are linked to the applicable index or indices for their proprietary accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities of Goldman, Sachs & Co. or our other affiliates could adversely affect the level of the index or indices and therefore, the market value of your notes and the amount we will pay on your notes, if any, at maturity. We may also issue, and Goldman, Sachs & Co. and our other affiliates may also issue or underwrite, other securities or financial or derivative instruments with returns linked to changes in the level of the index or indices. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of your notes and the amount we will pay on your notes, if any, at maturity. Risks arising from potential conflicts are described further under “— Our Business Activities May Create Conflicts of Interest between Your Interests in the Notes and Us” below.

Real Estate Market Risks May Affect the Market Value of, and the Amount Payable on, Your Notes

Your notes are subject to many of the same risks associated with the direct ownership of real estate such as: adverse changes in national, state or local real estate conditions (such as oversupply of, or reduced demand for, properties and changes in market rental rates); obsolescence of properties; changes in the availability, cost and terms of mortgage funds; changes due to increasing vacancies or declining rents resulting from economic, legal, cultural or technological developments; increases in property and operating taxes; changes in zoning laws and governmental regulations; casualty and condemnation losses; uninsured damages from floods, earthquake or other natural disasters; and the impact of environmental laws. Because the relevant index or basket of indices tracks only certain segments of the real estate sector, your notes will be susceptible to adverse conditions and economic or regulatory occurrences affecting the relevant real estate sectors, which tends to increase volatility and result in higher risk.

Our Business Activities May Create Conflicts of Interest between Your Interests in the Notes and Us

As we have noted above, Goldman, Sachs & Co. and our other affiliates expect to engage in trading activities related to the index or basket of indices or to the real estate assets underlying the index or basket of indices, or real estate assets similar to or within the same real estate market as those underlying the index or basket of indices, as applicable, that are not for your account or on your behalf. These trading activities may present a conflict between your interest in the notes and the interests Goldman, Sachs & Co. and our other affiliates will have in their proprietary accounts, in facilitating transactions, including block trades, for their customers and in accounts under their management. These trading activities, if they influence the levels of the applicable index or basket of indices, could be adverse to your interests as a beneficial owner of your notes.

Goldman, Sachs & Co. and our other affiliates may, at present or in the future, engage in business with the sponsors of the index or indices to which your notes may be linked, including making loans to or equity investments in those companies or providing advisory services to those companies. These services could include merger and acquisition advisory services. These activities may present a conflict between the obligations of Goldman, Sachs & Co. or another affiliate of Goldman Sachs and your interests as a beneficial owner of the notes. Moreover, one or more of our affiliates have published and, in the future, expect to publish research reports with respect to some or all of the real estate markets and with respect to the index or indices to which your notes may be linked. Any of these activities by any of our affiliates may affect the levels of the applicable index or basket of indices and, therefore, the market value of your notes and the amount we will pay on your notes at maturity.

The Calculation Agent Will Have the Authority to Make Determinations That Could Affect the Market Value of Your Notes, When Your Notes Mature and the Amount You Receive, If Any, at Maturity

As of the date of this prospectus supplement no. 53, we have appointed Goldman, Sachs & Co. as the calculation agent for the real estate index-linked notes. As calculation agent for your notes, Goldman, Sachs & Co. will make all determinations regarding the interest payment, if applicable; the final index or basket level; the index return or the basket return; index disruption events; market disruption events; the determination date, the stated maturity date, and the averaging dates, if applicable; weighting multipliers, if applicable; the default amount; the cash settlement amount and the amount payable on your notes; and any other determination as applicable or specified in the relevant pricing supplement. The calculation agent also has discretion in making certain adjustments relating to an index disruption event, individually or within a basket of indices. The exercise of this discretion by Goldman, Sachs & Co. could adversely affect the value of your notes and may present Goldman, Sachs & Co. with a conflict of interest of the kind described under “— Our Business Activities May Create Conflicts of Interest between Your Interests in the Notes and Us” above. We may change the calculation agent at any time without notice, and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to The Goldman Sachs Group, Inc.

The Policies of the Applicable Index Sponsor and Changes that Affect the Index to Which Your Notes are Linked Could Affect the Amount Payable on Your Notes and Their Market Value

The policies of the applicable index sponsor concerning the calculation of the level of an index or basket of indices to which your notes are linked or the composition of the real estate assets underlying such index or basket indices could affect the level of the applicable index and, therefore, the amount payable on your notes on the stated maturity date and the market value of your notes before that date. The amount payable on your notes and their market value could also be affected if the applicable index sponsor changes these policies, for example, by changing the manner in which it calculates the index level, or if any index sponsor discontinues or suspends calculation or publication of the index level, in which case it may become difficult to determine the market value of your notes. If events such as these occur, the calculation agent — which initially will be Goldman, Sachs & Co., our affiliate — may determine the index or basket level on any such date (and, in the case of notes linked to a basket of indices, the weighting multiplier of the applicable index), and thus the amount payable on the stated maturity date, in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the index levels on the determination date and the amount payable on your notes more fully under “General Terms of the Real Estate Index-Linked Notes — Index Disruption Event” and “— Role of Calculation Agent” below.

We Will Not Be Responsible for Any Disclosure by the Index Sponsor

Goldman Sachs is not affiliated with the index sponsor. As we have told you above, however, we or our affiliates may currently or from time to time in the future engage in business with the index sponsor. Nevertheless, neither we nor any of our affiliates assumes any responsibility for the accuracy or the completeness of any information about any index to which your notes are linked. You, as an investor in your notes, should make your own investigation into the relevant index or basket of indices, as applicable. See “The Index” below for additional information about the index and sub-indices to which the real estate index-linked notes may be linked.

The index sponsor is not involved in this offering of the real estate index-linked notes in any way and has no obligation of any sort with respect to the real estate index-linked notes. The index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of your notes.

The Calculation Agent Can Postpone the Determination Date or Averaging Date, As Applicable, and the Stated Maturity Date If a Market Disruption Event, Delay in the Publication of an Index or Basket of Indices, or a Non-Trading Day Occurs or Is Continuing

In case of notes linked to a single index, if the calculation agent determines that, on the determination date, or any averaging date, as applicable, a market disruption event or delay in the publication of such index has occurred or is continuing with respect to such index or that day is not a trading day, the determination date or the applicable averaging date and each succeeding averaging date, if any, as applicable, will be postponed until the first following trading day on which no market disruption event or delay in the publication of such index occurs or is continuing, subject to limitations on postponement described under “General Terms of the Real Estate Index-Linked Notes — Payment of Principal on Stated Maturity Date — Determination Date” or “General Terms of the Real Estate Index-Linked Notes — Payment of Principal on Stated Maturity Date — Averaging Dates” below, as the case may be. In no event, however, will the determination date be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. If the determination date or any averaging date, as applicable, is postponed to the last possible day and a market disruption event occurs or is continuing on such last possible day or such day is not a trading day, such date will nevertheless be the determination date or the applicable averaging date, respectively. In case of notes linked to a basket of indices, the determination date or any averaging date, as applicable, with respect to each basket index will be determined as described in the preceding three sentences. The determination date for the notes linked to a basket of indices will occur on the latest of the last averaging dates for the basket indices.

As a result of any of the foregoing, the stated maturity date for your notes may also be postponed, as described under “General Terms of the Real Estate Index-Linked Notes — Payment of Principal on Stated Maturity Date — Stated Maturity Date” below. In such a case, you may not receive the cash payment, if any, that we are obligated to deliver on the stated maturity date until several days after the originally scheduled stated maturity date.

Moreover, if the closing level of the index or basket of indices is not available on the determination date or any averaging date, as applicable, because of a market disruption event, a non-trading day or for any other reason (except as described under “General Terms of the Real Estate Index-Linked Notes — Index Disruption Event” below), in certain circumstances the calculation agent will determine the final index or basket level based on its assessment, made in its sole discretion, of the levels of the applicable index or indices, as described under “General Terms of the Real Estate Index-Linked Notes — Consequences of a Market Disruption Event or a Non-Trading Day” below.

The Tax Consequences of an Investment in Your Notes Are Uncertain

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes. We discuss these matters under “Supplemental Discussion of Federal Income Tax Consequences” below. Pursuant to the terms of the notes, The Goldman Sachs Group, Inc. and you agree (in the absence of an administrative or judicial ruling to the contrary) to characterize your notes for all purposes as a pre-paid derivative contract which is an income-bearing derivative contract if the notes bear interest. If your notes are so treated, you will generally recognize capital gain or loss upon the sale, maturity, or redemption of your notes in an amount equal to the difference between the amount you receive upon the sale or redemption of your notes or on the stated maturity date and the amount you paid for your notes. Such gain or loss generally should be long-term capital gain or loss if you held your notes for more than one year. If you are a U.S. alien holder (as defined in “Supplemental Discussion of Federal Income Tax Consequences” below), and your notes bear a coupon, we intend to withhold on the coupon payments on your notes at a 30% rate. In addition, the Internal Revenue Service announced on December 7, 2007 that it is reconsidering the tax treatment of structured notes, such as your notes, which could adversely affect the value of your notes. Legislation has recently been introduced in Congress that, if enacted, could also adversely affect the value of your notes. We discuss these matters under “Supplemental Discussion of Federal Income Tax Consequences” below. Please also consult your own tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

If you are a non-U.S. investor, please also read the section of this prospectus supplement no. 53 called “Supplemental Discussion of Federal Income Tax Consequences”.

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Certain Considerations For Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the real estate index-linked notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the real estate index-linked notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the real estate index-linked notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

GENERAL TERMS OF THE REAL ESTATE INDEX-LINKED NOTES

In addition to the terms described on the first 12 pages of this prospectus supplement no. 53, the following general terms will apply to the real estate index-linked notes, including your notes:

Specified Currency

Unless otherwise specified in the relevant pricing supplement, all payments of principal and interest, if any, will be made in U.S. dollars (“$” or “USD”).

Form and Denomination

The notes will be issued only in global form through DTC. Unless otherwise specified in the relevant pricing supplement, the denomination of each note will be an amount equal to $1,000 or integral multiples of $1,000 in excess thereof.

No Listing

Unless otherwise specified in the relevant pricing supplement, your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Defeasance, Default Amount, Other Terms

Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

•	the default amount will be payable on any acceleration of the maturity of your notes as described under

“— Special Calculation Provisions” below;

•	a business day for your notes will have the meaning described under “— Special Calculation Provisions” below; and

•	a trading day for your notes will have the meaning described under “— Special Calculation Provisions” below.

Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to The Goldman Sachs Group, Inc. in the relevant pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Index, Basket Index and Index Sponsor

In this prospectus supplement no. 53, when we refer to an index, we mean the applicable index specified in the relevant pricing supplement, or any successor index, as such index or successor index may be modified, replaced or adjusted from time to time as described under “— Index Disruption Event” below. When we refer to a basket index, we mean the applicable index included in the basket specified in the relevant pricing supplement, or any successor index, as such index or successor index may be modified, replaced or adjusted from time to time as described under “— Index Disruption Event” below. When we refer to an index sponsor as of any time, we mean the entity, including any successor sponsor, that determines and publishes the applicable index as then in effect.

Payment of Principal on Stated Maturity Date

On the stated maturity date, we will exchange each of your notes for the cash settlement amount, if any, subject to any adjustments or modifications as described below.

Cash Settlement Amount for Notes With Buffer Return

This subsection entitled “— Cash Settlement Amount for Notes With Buffer Return” is applicable to your notes if the relevant pricing supplement specifies a buffer return for your notes. If the relevant pricing supplement so provides, the buffer return will be a specified negative percentage (but never less than -100%).

Notes Linked to a Single Index.

If the index return is positive, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount plus (ii) the product of (A) the face amount times (B) the participation rate times (C) the index return. Since the index return will be a positive amount in this case, the cash settlement amount will be greater than the face amount.

•	The participation rate will be a positive percentage, which may be greater than, equal to or less than 100%, specified in the applicable pricing supplement.

•	The index return will equal

(i) for bullish notes: the result of (A) the final index level minus the index strike level divided by (B) the initial index level, expressed as a percentage; and

(ii) for bearish notes: the result of (B) the index strike level minus the final index level divided by (B) the initial index level, expressed as a percentage.

•

The final index level will equal the closing level of the index on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the index on each of the specified averaging dates, subject to adjustments as described under “— Consequences of a Delay in the Publication of an Index or Basket of Indices”, “— Consequences of a Market Disruption Event or a Non-Trading Day” and “— Index Disruption Event” below.

•

The initial index level will be specified in the applicable pricing supplement, subject to adjustments as described under “— Consequences of a Delay in the Publication of an Index or Basket of Indices”, “— Consequences of a Market Disruption Event or a Non-Trading Day” and “— Index Disruption Event” below.

•	The index strike level will be specified in the applicable pricing supplement.

If the index return is negative but greater than or equal to the buffer return, the cash settlement amount will equal the face amount.

If the index return is less than the buffer return, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount plus (ii) the product of (A) the face amount times (B) the buffer rate times (C) the sum of (1) the index return minus the buffer return. Since the buffer rate will be a positive percentage in this case, the cash settlement amount will be less than the face amount and, if the buffer rate specified in the applicable pricing supplement is greater than 100% and no floor return is specified in the applicable pricing supplement, the cash settlement amount could even be zero. In no event, however, will the cash settlement amount be less than zero.

•

The buffer rate will be a positive percentage specified in the applicable pricing supplement, which will be a measure for the proportionate rate of decrease for every 1% negative index return below the buffer return; a buffer rate of more than 100% would mean an accelerated decrease for every 1% negative index return below the buffer return while a buffer rate of less than 100% would mean a decelerated decrease for every 1% negative index return below the buffer return.

Notes Linked to a Basket of Indices.

If the basket return is positive, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount plus (ii) the product of (A) the face amount times (B) the participation rate times (C) the basket return. Since the basket return will be a positive amount in this case, the cash settlement amount will be greater than the face amount.

•	The basket return will equal

(i) for bullish notes: the result of (A) the final basket level minus the basket strike level divided by (B) the initial basket level; and

(ii) for bearish notes: the result of (B) the basket strike level minus the final basket level divided by (B) the initial basket level.

•

The final basket level will be the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing levels on each of the specified averaging dates, subject to adjustments as described under “— Consequences of a Delay in the Publication of an Index or Basket of Indices”, “— Consequences of a Market Disruption Event or a Non-Trading Day” and “— Index Disruption Event” below.

•

The basket closing level on any given day will equal the sum of the products, as calculated for each basket index, of the closing level for such basket index multiplied by its respective weighting multiplier.

•	A basket index refers to one of the sub-indices of the Residential Property Index and/or the composite Residential Property Index.

•

A weighting multiplier for a basket index is a positive amount specified in the applicable pricing supplement, which is expected to equal the quotient of (i) the product of the initial basket level times the weighting percentage for such basket index divided by (ii) the initial index level for such basket index, as set forth in the applicable pricing supplement for your notes, subject to adjustment as described under “— Index Disruption Event” below.

•

The weighting percentage for each basket index will be the applicable percentage weight within the basket provided for such basket index as specified in the applicable pricing supplement. The sum of the weighting percentages for all of the basket indices will always be 100%.

•	The initial basket level will be specified in the applicable pricing supplement.

•	The basket strike level will be specified in the applicable pricing supplement.

If the basket return is negative but greater than or equal to the buffer return, the cash settlement amount will equal the face amount.

If the basket return is less than the buffer return, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount plus (ii) the product of (A) the face amount times (B) the buffer rate times (C) the sum of (1) the basket return minus the buffer return, subject to the floor return if specified in the applicable pricing supplement. Since the buffer rate will be a positive percentage in this case, the cash settlement amount will be less than the face amount and, if the buffer rate specified in the applicable pricing supplement is greater than 100% and no floor return is specified in the applicable pricing supplement, the cash settlement amount could even be zero. In no event, however, will the cash settlement amount be less than zero.

•

The buffer rate will be a positive percentage specified in the applicable pricing supplement, which will be a measure for the proportionate rate of decrease for every 1% negative basket return below the buffer return; a buffer rate of more than 100% would mean an accelerated decrease for every 1% negative basket return below the buffer return while a buffer rate of less than 100% would mean a decelerated decrease for every 1% negative basket return below the buffer return.

Cash Settlement Amount for Notes Without Buffer Return

This subsection entitled “— Cash Settlement Amount for Notes Without Buffer” is applicable to your notes if the relevant pricing supplement does not specify a buffer return for your notes.

Notes Linked to a Single Index.

If the index return is positive, the cash settlement amount will be determined as described under “— Cash Settlement Amount for Notes With Buffer Return — Notes Linked to a Single Index” above.

If the index return is zero, the cash settlement amount will equal the face amount of your notes.

If the index return is negative, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount plus (ii) the product of (A) the face amount times (B) the index return, subject to the floor return if specified in the applicable pricing supplement. Since the index return will be a negative amount in this case, the cash settlement amount will be less than the face amount and could even be zero. In no event, however, will the cash settlement amount be less than zero.

Notes Linked to a Basket of Indices.

If the basket return is positive, the cash settlement amount will be determined as described under “— Cash Settlement Amount for Notes With Buffer Return — Notes Linked to a Basket of Indices” above.

If the basket return is zero, the cash settlement amount will equal the face amount of your notes.

If the basket return is negative, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount plus (ii) the product of (A) the face amount times (B) the basket return, subject to the floor return if specified in the applicable pricing supplement. Since the basket return will be a negative amount in this case, the cash settlement amount will be less than the face amount and could even be zero (assuming that no floor return is specified in the applicable pricing supplement). In no event, however, will the cash settlement amount be less than zero.

Cash Settlement Amount for Notes Subject to Cap Return

The cash settlement amount, if any, will be modified as described under this subsection entitled “— Cash Settlement Amount for Notes Subject to Cap Return” only if the applicable pricing supplement specifies a cap return for your notes. If the relevant pricing supplement so provides, the cap return will be a positive percentage, representing the maximum positive index or basket return, as applicable, that you can participate in.

Notes Linked to a Single Index. If a cap return is specified in the applicable pricing supplement, the cash settlement amount will equal the lesser of (i) the cash settlement amount calculated as described under the subsection entitled “— Cash Settlement Amount for Notes With Buffer Return — Notes Linked to a Single Index” or “— Cash Settlement Amount for Notes Without Buffer Return — Notes Linked to a Single Index” above, as the case may be, and (ii) the maximum settlement amount. The maximum settlement amount will be an amount in cash equal to the sum of (i) the face amount plus (ii) the product of (A) the face amount times (B) the participation rate times (C) the cap return.

The cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to Cap Return “ will always be less than the cash settlement amount calculated without regard to the cap return if the index return is greater than the cap return.

Notes Linked to a Basket of Indices. If a cap return is specified in the applicable pricing supplement, the cash settlement amount will equal the lesser of (i) the cash settlement amount calculated as described under the subsection entitled “— Cash Settlement Amount for Notes With Buffer Return — Notes Linked to a Basket of Indices” or “— Cash Settlement Amount for Notes Without Buffer Return — Notes Linked to a Basket of Indices” above, as the case may be, and (ii) the maximum settlement amount as described under the subsection entitled “— Notes Linked to a Single Index”.

The cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to Cap Return” will always be less than the cash settlement amount calculated without regard to the cap return if the basket return is greater than the cap return.

Cash Settlement Amount for Notes Subject to Floor Return

The cash settlement amount, if any, will be modified as described under this subsection entitled “— Cash Settlement Amount for Notes Subject to Floor Return” only if the applicable pricing supplement specifies a floor return for your notes. If the relevant pricing supplement so provides, the floor return will be a negative percentage, representing the minimum negative index or basket return, as applicable, that you can participate in.

Notes Linked to a Single Index. If a floor return is specified in the applicable pricing supplement, the cash settlement amount will equal the greater of (i) the cash settlement amount calculated as described under the subsection entitled “— Cash Settlement Amount for Notes with Buffer Return — Notes Linked to a Single Index” or “— Cash Settlement Amount for Notes Without Buffer Return — Notes Linked to a Single Index” above, as the case may be, and (ii) the minimum settlement amount. The minimum settlement amount will be an amount in cash equal to the sum of (i) the face amount plus (ii) the product of (A) the face amount times (B) the floor return.

The cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to Floor Return “ will always be greater than the cash settlement amount calculated without regard to the floor return if the index return is a negative number lower than the floor return.

Notes Linked to a Basket of Indices. If a floor return is specified in the applicable pricing supplement, the cash settlement amount will equal the greater of (i) the cash settlement amount calculated as described under the subsection entitled “— Cash Settlement Amount for Notes with Buffer Return — Notes Linked to a Basket of Indices” or “— Cash Settlement Amount for Notes Without Buffer Return — Notes Linked to a Basket of Indices” above, as the case may be, and (ii) the minimum settlement amount as described under the subsection entitled “— Notes Linked to a Single Index”.

The cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to Floor Return” will always be greater than the cash settlement amount calculated without regard to the floor return if the basket return is a negative number lower than the floor return.

Stated Maturity Date

The stated maturity date for your notes will be the date specified in the relevant pricing supplement, unless that date is not a business day, in which case the stated maturity date will be postponed to the next following business day.

The stated maturity date will also be postponed if the originally scheduled determination date for your notes as indicated in the pricing supplement for your notes is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes and the determination date or any averaging date is postponed as described below. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date (or if the originally scheduled determination date is not a business day, the first business day after the originally scheduled determination date) to and including the actual determination date. The calculation agent may postpone the determination date or any averaging date, as applicable, for the reasons described below. If, however, the originally scheduled determination date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, any postponement of the determination date will not postpone the stated maturity date.

Determination Date

Notes Linked to a Single Index. The determination date for your notes in this case will be the date specified in the relevant pricing supplement, unless (i) there is a delay in the publication of the applicable index, (ii) the calculation agent determines that a market disruption event occurs or is continuing on such day or (iii) such day is not a trading day. We describe delays in the publication of an index or basket of indices, market disruption events and non-trading days under “— Special Calculation Provisions” below. In the event that a delay in the publication of the applicable index occurs or is continuing on a determination or averaging date, then the determination date or any averaging date, as applicable, will be postponed to the first following business day on which the date of publication of the index occurs. In the event that a market disruption event occurs or is continuing on a determination or averaging date or such day is not a trading day, then the determination date or averaging date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. If the originally scheduled determination date for your notes is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled determination date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, the determination date will not be postponed by more than five scheduled trading days. Notwithstanding the foregoing, if the applicable pricing supplement specifies that averaging dates are applicable for your notes, the determination date will occur on the last averaging date.

If the determination date is postponed to the last possible day but a delay in the publication of the index occurs or is continuing on that day, then the calculation agent will determine, in its sole discretion, a successor index that is comparable to the index and the amount payable on the stated maturity date by reference to such successor index, subject to the adjustments described in “— Index Disruption Event” below. If a market disruption event occurs or is continuing on the day that is the last possible determination date or such last possible day is not a trading day, that day will nevertheless be the determination date.

Notes Linked to a Basket of Indices. The determination dates for each basket index and for your notes in this case will be the date specified in the relevant pricing supplement, unless (i) there is a delay in the publication of the applicable index, (ii) the calculation agent determines that a market disruption event occurs or is continuing on such day or (iii) such day is not a trading day with respect to any basket index. We describe delays in the publication of an index or basket of indices, market disruption events and non-trading days under “— Special Calculation Provisions” below. In the event that a delay in the publication of the applicable index occurs or is continuing on a determination or averaging date, then the determination date or any averaging date, as applicable, will be postponed to the first following business day on which the date of publication of the index occurs. In the event that a market disruption event occurs or is continuing on a determination or averaging date or such day is not a trading day, then the determination date or averaging date with respect to any basket index affected by a market disruption event or a non-trading day will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. If the originally scheduled determination date for your notes is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes, however, the determination date with respect to any basket index will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled determination date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, the determination date with respect to any basket index will not be postponed by more than five scheduled trading days. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date for your notes will occur on the latest of the last averaging dates with respect to the basket indices.

If the determination date with respect to any basket index is postponed to the last possible day but a delay in the publication of the index occurs or is continuing on that day, then the calculation agent will determine, in its sole discretion, a successor index that is comparable to the index and the amount payable on the stated maturity date by reference to such successor index, subject to the adjustments described in “— Index Disruption Event” below. If a market disruption event occurs or is continuing on the day that is the last possible determination date or such last possible day is not a trading day, that day will nevertheless be the determination date with respect to such basket index.

Averaging Dates

The applicable pricing supplement may specify that averaging dates will apply to your notes. In such a case, the following rules will apply:

Notes Linked to a Single Index. If a market disruption event or delay in the publication of the index occurs or is continuing on any day that would otherwise be an averaging date or such day is not a trading day, such averaging date and each succeeding averaging date, if any, will be postponed to the next trading day(s) on which no market disruption event or delay in the publication of the index occurs or is continuing. If the originally scheduled determination date for your notes is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes, no averaging date will be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled determination date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, no averaging date will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date. If a market disruption event occurs or is continuing on the day that is the last possible day or such last possible day is not a trading day, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day. If any averaging date is postponed to the last possible day but a delay in the publication of the index occurs or is continuing on that day, then the calculation agent will determine, in its sole discretion, a successor index that is comparable to the applicable index and the amount payable on the stated maturity date by reference to such successor index, subject to the adjustments described in “— Index Disruption Event” below.

Notes Linked to a Basket of Indices. If a market disruption event or delay in the publication of the relevant basket index occurs or is continuing with respect to a basket index on any day that would otherwise be an averaging date or such day is not a trading day, such averaging date and each succeeding averaging date, if any, with respect to any basket index affected by such market disruption event or delay in the publication of such basket index will be postponed to the next trading day(s) on which no market disruption event with respect to such basket index or delay in the publication of such basket index occurs or is continuing. If the originally scheduled determination date for your notes is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes, no averaging date with respect to any basket index will be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled determination date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, no averaging date with respect to any basket index will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date. If a market disruption event with respect to such basket index occurs or is continuing with respect to such basket index on such last possible day or such last possible day is not a trading day, that day will nevertheless be the last averaging date with respect to such basket index. In such cases, more than one averaging date with respect to such basket index may occur simultaneously on such last possible day. If any averaging date with respect to a basket index is postponed to the last possible day but a delay in the publication of such basket index occurs or is continuing on that day, then the calculation agent will determine, in its sole discretion, a successor index that is comparable to such basket index and the amount payable on the stated maturity date by reference to such successor index, subject to the adjustments described in “— Index Disruption Event” below. If any averaging date with respect to any basket index does not occur on the scheduled date for such averaging date, the last averaging date for your notes will occur on the latest of the last averaging dates with respect to the basket indices.

Consequences of a Market Disruption Event or a Non-Trading Day

Notes Linked to a Single Index. If a market disruption event occurs or is continuing on a day that would otherwise be the determination date or any averaging date, as applicable, or such day is not a trading day, then the determination date or the applicable averaging date and each succeeding averaging date, if any, as applicable, will be postponed, as described under “— Determination Date — Notes Linked to a Single Index” and “— Averaging Dates — Notes Linked to a Single Index” above. As a result of any of the foregoing, the stated maturity date for your notes may also be postponed, as described under “— Stated Maturity Date” above. If the closing level of the index that must be used to determine the cash settlement amount is not available on the postponed determination date as described under “— Determination Date — Notes Linked to a Single Index” above or any postponed averaging date as described under “— Averaging Dates — Notes Linked to a Single Index” above because of a market disruption event, a non-trading day or for any other reason (except as described under “General Terms of the Real Estate Index-Linked Notes — Index Disruption Event” below), the calculation agent will nevertheless determine the closing level of the index based on its assessment, made in its sole discretion, of the level of the index on that day.

Notes Linked to a Basket of Indices. If a market disruption event with respect to any basket index occurs or is continuing on a day that would otherwise be the determination date or any averaging date, as applicable, or such day is not a trading day, then the determination date or the applicable averaging date and each succeeding averaging date, if any, as applicable, solely with respect to such affected basket index, will be postponed as described under

“— Determination Date — Notes Linked to a Basket of Indices” or “— Averaging Dates — Notes Linked to a Basket of Indices” above. As a result of any of the foregoing, the stated maturity date for your notes may also be postponed, as described under “— Stated Maturity Date” above. If the determination date or any averaging date is postponed due to a market disruption event or a non-trading day with respect to one or more of the basket indices, the basket closing level for the determination date or the applicable averaging date, as applicable, will be calculated based on (i) the closing level of each of the basket indices that is not affected by the market disruption event or non-trading day, if any, on the originally scheduled determination date or the applicable scheduled averaging date, as applicable, with respect to each such basket index, if any, and (ii) the closing level of each of the basket indices that is affected by the market disruption event or non-trading day determined on the postponed determination date or the applicable postponed averaging date, as applicable, with respect to each such basket index, subject to the adjustment described in “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Single Index” above. A market disruption event with respect to one or more basket indices will not, by itself, constitute a market disruption event for the remaining unaffected basket indices.

Consequences of a Delay in the Publication of an Index or Basket of Indices

Notes Linked to a Single Index. If the index sponsor has not published the applicable index on a day that would otherwise be the determination date or any averaging date, as applicable, then the determination date or the applicable averaging date and each succeeding averaging date, if any, will be postponed as described under “— Determination Date — Notes Linked to a Single Index” above or “— Averaging Dates — Notes Linked to a Single Index” above. If the determination date or any averaging date is postponed to the last possible day but a delay in the publication of the index occurs or is continuing on that day, then the calculation agent will determine, in its sole discretion, a successor index that is comparable to the applicable index and the amount payable on the stated maturity date by reference to such successor index, subject to the adjustments described in “— Index Disruption Event” below.

Notes Linked to a Basket of Indices. If the index sponsor has not published an applicable basket index on a day that would otherwise be the determination date or any averaging date, as applicable, then the determination date or the applicable averaging date and each succeeding averaging date, if any, as applicable, solely with respect to such affected basket index, will be postponed as described under “— Determination Date — Notes Linked to a Basket of Indices” above or any postponed averaging date as described under “— Averaging Dates — Notes Linked to a Basket of Indices” above. If the determination date or any averaging date is postponed to the last possible day but a delay in the publication of the relevant basket index occurs or is continuing on that day, then the calculation agent will determine, in its sole discretion, a successor index that is comparable to the applicable basket index and the amount payable on the stated maturity date by reference to such successor index, subject to the adjustments described in “— Index Disruption Event” below. If the determination date or any averaging date is postponed due to a delay in the publication of a basket index with respect to one or more of the basket indices, the basket closing level for the determination date or the applicable averaging date, as applicable, will be calculated based on (i) the closing level of each of the basket indices that are not affected by the delay in publication of the relevant basket index, if any, on the originally scheduled determination date or the applicable scheduled averaging date, as applicable, with respect to each such basket index, if any, and (ii) the closing level of each of the basket indices that are affected by the delay in publication determined on the postponed determination date or the applicable postponed averaging date, as applicable, with respect to each such basket index. A delay in publication with respect to one or more basket indices will not, by itself, constitute a delay in publication for the remaining unaffected basket indices.

Interest Payments

Your notes may bear interest if so specified in the applicable pricing supplement. Interest will accrue on the face amount of your notes and will be calculated and paid as described in the accompanying prospectus with regard to fixed rate notes or floating rate notes, except that the interest rate and the interest payment dates will be those specified in the relevant pricing supplement and, as long as your notes are in global form, the regular record date for each interest payment date will be the fifth business day preceding the interest payment dates, unless otherwise specified in the relevant pricing supplement. If the stated maturity date does not occur on the date specified in the relevant pricing supplement, however, the interest payment date scheduled for that date will instead occur on the postponed stated maturity date. No interest will accrue from and including the originally scheduled stated maturity date to and including the postponed stated maturity date, if the stated maturity date is so postponed.

Our Redemption Right

Redemption Right

If so specified in the applicable pricing supplement, we may, at our sole option, redeem your notes on or after the initial redemption date, in whole or in part, for mandatory exchange into cash at the redemption price specified in the applicable pricing supplement. If we elect to redeem your notes, we will pay you for each face amount of your notes to be redeemed an amount in cash equal to the redemption price on the redemption date in exchange for your notes to be redeemed, and no payment on your notes so redeemed will be made thereafter.

Redemption Date. If we elect to exercise our redemption right, we will specify the redemption date in the notice of redemption. We may specify (i) any scheduled trading day on or after the initial redemption date or (ii) the stated maturity date (whether or not it is a scheduled trading day) as the redemption date, unless otherwise specified in the applicable pricing supplement.

Redemption Price. If we elect to exercise our redemption right, we will specify (i) an amount in cash or (ii) a formula by which an amount in cash may be determined as the redemption price in the notice of redemption. The redemption price will never be less than the face amount of your notes.

Notice of Redemption. If we elect to exercise our redemption right, we will deliver a notice of redemption at least 30 but not more than 60 calendar days prior to the redemption date, unless otherwise specified in the applicable pricing supplement.

Price Dependent Redemption Right

If so specified in the applicable pricing supplement, we may have the option to redeem the notes, in whole or in part, for mandatory exchange into cash during the price dependent redemption period (as defined below), which we can exercise at our sole discretion only if the closing level of an index or the basket closing level, as applicable, on the trading day immediately preceding the redemption notice date (as defined below) is greater, less than or equal to the upper or lower threshold level specified in such pricing supplement. If we elect to redeem your notes in such cases, your notes to be redeemed will be mandatorily exchanged for cash as described under the subsection entitled “— Redemption Right” above.

Price Dependent Redemption Period. If we elect to exercise our price dependent redemption right, the applicable pricing supplement will specify the period during which the mandatory exchange of your notes to be redeemed for cash may be effected.

Redemption Notice Date. The redemption notice date is the date the notice of redemption is delivered to the holder of your notes and the trustee. If we elect to exercise our price dependent redemption right, the redemption notice date must fall within the price dependent redemption period, unless otherwise specified in the applicable pricing supplement.

Index Disruption Event

Any of the following will be an index disruption event:

•

the determination date or any averaging date is postponed to the last possible day but a delay in the publication of the applicable index occurs or is continuing on that day, as specified in “— Consequences of a Delay in the Publication of an Index or Basket of Indices” above;

•	the index sponsor discontinues the calculation and publication of the applicable index; or

•

the index sponsor determines that the index is changed at any time in any respect — including any change in the formula or methodology used by the index sponsor to calculate the index or the pool of real estate assets underlying the applicable index, including, without limitation, the type, maximum or minimum valuation or geographical distribution of such real estate assets; provided, however, that a change in the individual real estate assets or in the number of individual real estate assets included in the pool of real estate assets underlying the applicable index will not be an index disruption event.

If the calculation agent determines that, on the determination date or any averaging date, if applicable, an index disruption event has occurred or is continuing, then the calculation agent will determine (i) a successor index, (ii) the appropriate index level for the successor index, (iii) in the event of an index disruption event on the determination date or any averaging date, if applicable, the amount payable on the stated maturity date by a computation methodology that the calculation agent determines will place you, as far as reasonably possible, in the economic position you would have been in had the relevant index disruption event not occurred, and (iv) the date that the successor index will take effect.

All determinations and adjustments to be made by the calculation agent with respect to an index may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Default Amount on Acceleration

If an event of default occurs and the maturity of your notes is accelerated, we will pay the default amount in respect of the principal of your notes at the maturity. We describe the default amount under “— Special Calculation Provisions” below.

For the purpose of determining whether the holders of our Series D medium-term notes, which include the real estate index-linked notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of each real estate index-linked note as the outstanding principal amount of that note. Although the terms of the real estate index-linked notes differ from those of the other Series D medium-term notes, holders of specified percentages in principal amount of all Series D medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series D medium-term notes, including the real estate index-linked notes, except with respect to certain Series D medium-term notes if the terms of such notes specify that the holders of specified percentages in principal amount of all of such notes must also consent to such action. This action may involve changing some of the terms that apply to the Series D medium-term notes, accelerating the maturity of the Series D medium-term notes after a default or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the notes that only affect certain debt securities may be made with the approval of holders of a majority in principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification of the Debt Indentures and Waiver of Covenants”.

Manner of Payment

Any payment on your notes at maturity or upon redemption will be made to an account designated by the holder of your notes and approved by us, or at the office of the trustee in New York City, but only when your notes are surrendered to the trustee at that office. If the applicable pricing supplement specifies that your notes bear interest, we may pay interest due on any interest payment date by check mailed to the person who is the holder on the regular record date. We also may make any payment in accordance with the applicable procedures of the depositary.

Modified Business Day

As described in the accompanying prospectus, any payment on your notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your notes, however, the term business day has a different meaning than it does for other Series D medium-term notes. We discuss this term under “— Special Calculation Provisions” below.

Role of Calculation Agent

The calculation agent will make all determinations regarding the interest payment, if applicable; the final index or basket level; the index or basket return; market disruption events; successor indices; index disruption events; delay in the publication of an index; stated maturity date; determination date;

averaging dates, if applicable; business days; trading days; the default amount; the cash settlement amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the relevant pricing supplement. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Please note that the firm named as the calculation agent in this prospectus supplement no. 53 is the firm serving in that role as of the issue date of your notes, unless otherwise specified in the relevant pricing supplement. We may change the calculation agent after the issue date without notice and the calculation agent may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs.

Special Calculation Provisions

Business Day

When we refer to a business day with respect to your notes, we mean a day that is a business day of the kind described in the accompanying prospectus, unless otherwise specified in the relevant pricing supplement.

Trading Day

When we refer to a trading day with respect to any index, we mean a day on which (i) the index sponsor for such index is open for business and (ii) such index is calculated and published by the applicable index sponsor, unless otherwise specified in the relevant pricing supplement.

Closing Level

The closing level for any index on any given trading day will be the level of the applicable index, or any successor index, published by the applicable index sponsor, or the applicable successor sponsor, on such trading day for such index.

Default Amount

The default amount for your notes on any day will be an amount, in the specified currency for the principal of your notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your notes, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period.

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due day as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two-business-day objection period have not ended before the determination date, then the default amount will equal the principal amount of your notes.

Qualified Financial Institutions.

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and is rated either:

•	A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Market Disruption Event

Any of the following will be a market disruption event:

•

a suspension, absence or material limitation in the trading of real estate derivatives or securities relating to the relevant real estate markets or components of such markets, real estate assets underlying the applicable index or basket of indices, real estate assets similar to or within the same real estate market as those underlying the applicable index or basket of indices, or financial securities that possess similar risks to the components of the applicable index or basket of indices, as determined by the calculation agent in its sole discretion, or

•

a suspension or limitation of trading in residential mortgages, residential mortgage backed securities, residential mortgage derivatives, or option or futures contracts relating to the applicable index or basket of indices in the primary market for those contracts, as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that the event materially interferes with the ability of The Goldman Sachs Group, Inc. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the offered notes. For more information about hedging by The Goldman Sachs Group, Inc. and/or any of its affiliates, see “Use of Proceeds and Hedging” below.

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

•

a decision to permanently discontinue trading in the residential mortgages, residential mortgage backed securities, residential mortgage derivatives, or option or futures contracts relating to the applicable index or basket of indices.

For this purpose, an “absence of trading” in the primary securities market on which residential mortgages, residential mortgage backed securities, residential mortgage derivatives, or option or futures contracts relating to the applicable index or basket of indices are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in residential mortgages, residential mortgage backed securities, residential mortgage derivatives, or option or futures contracts relating to the applicable index or basket of indices in the primary market for those contracts, by reason of:

•	a price change exceeding limits set by that market, or

•	an imbalance of orders relating to those contracts, or

•	a disparity in bid and ask quotes relating to those contracts,

will constitute a suspension or material limitation of trading in those contracts in that market.

A market disruption event with respect to one or more basket indices will not, by itself, constitute a market disruption event for the remaining unaffected basket index or indices.

As is the case throughout this prospectus supplement, references to the index in this description of market disruption events includes the applicable index or basket of indices specified in the relevant pricing supplement and any successor index as it may be modified, replaced or adjusted from time to time.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below. The original price of the notes includes the calculation agent’s commissions (as shown on the cover page of the applicable pricing supplement) paid with respect to the notes and the cost of hedging our obligations.

In anticipation of the sale of the notes, we and/or our affiliates expect to enter into hedging transactions involving purchases of listed or over-the-counter options, futures and/or other instruments linked to the indices or other instruments linked to one or more of the indices or other indices designed to track the performance of the relevant real estate markets or components of such markets, on or before the trade date. In addition, from time to time after we issue the notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the notes and perhaps in connection with other notes we issue, some of which may have returns linked to any one or more of the indices or to real estate assets underlying the indices, or real estate assets similar to or within the same real estate market as those underlying the indices. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

•	expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to some or all of the indices,

•

may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the relevant real estate markets or other components of the real estate markets, and/or

•

may take short positions in other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser.

We and/or our affiliates may acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the indices. We expect these steps to involve sales of instruments linked to the indices, on or shortly before the determination date. These steps also may involve sales and/or purchases of listed or over-the-counter options, futures or other instruments linked to the indices or indices designed to track the performance of the relevant real estate markets or other components of such markets, as applicable.

The hedging activity discussed above may adversely affect the market value of your notes from time to time and the value of the consideration that we will deliver on your notes at maturity or upon redemption. See “Additional Risk Factors Specific to the Real Estate Index-Linked Notes — Trading and Other Transactions by Goldman Sachs in Instruments Linked to the Applicable Index or Indices May Impair the Value of Your Notes” and “— Our Business Activities May Create Conflicts of Interest between Your Interests in the Notes and Us” above for a discussion of these adverse effects.

SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement.

The following section is the opinion of Sullivan & Cromwell LLP, counsel to The Goldman Sachs Group, Inc. In addition, it is the opinion of Sullivan & Cromwell LLP that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a note and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax exempt organization;

•	a regulated investment company;

•	a common trust fund;

•	a person that owns a note as a hedge or that is hedged against interest rate or currency risks;

•	a person that owns a note as part of a straddle or conversion transaction for tax purposes; or

•	a United States holder whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your own tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

You will be obligated pursuant to the terms of the notes-in the absence of an administrative determination or judicial ruling to the contrary — to characterize each note for all tax purposes as prepaid derivative contract which is an income-bearing derivative contract if the notes bear a coupon. Except as otherwise noted below, the discussion herein assumes that the notes will be so treated.

If your notes bear a coupon, it is likely that any coupon payment will be taxed as ordinary income in accordance with your regular method of accounting for United States federal income tax purposes.

Upon the sale, redemption or maturity of your notes you should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in the notes. Your tax basis in the notes will generally be equal to the amount that you paid for the notes. Any such capital gain or loss should be long-term capital gain or loss if you hold your notes for more than one year. The holding period for purposes of such capital gain and loss will begin on the day following the first day you held the notes.

There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment obligations if your notes have a term of more than one year. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield — i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

If the rules governing contingent payment obligations apply, you would recognize gain or loss upon the sale, redemption, or maturity of your notes in an amount equal to the difference, if any, between the amount of cash you receive at that time and your adjusted basis in your notes. In general, your adjusted basis in your notes would equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes, in accordance with the comparable yield and the projected payment schedule for your notes, and decreased by the amount of interest payments you receive with respect to your notes.

If the rules governing contingent payment obligations apply, any gain you recognize upon the sale or maturity of your notes would be ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and thereafter, as a capital loss.

If the rules governing contingent payment obligations apply, special rules would apply to a person who purchases notes at a price other than the adjusted issue price as determined for tax purposes.

If your notes have a term of one year or less, the Internal Revenue Service may assert that your notes should be treated as a single debt instrument that is subject to special rules regarding short term debt instruments. See “United States Taxation — United States Holders — Original Issue Discount-Short term Debt Securities” in the accompanying prospectus supplement.

It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you different from those described above. For example, if your notes bear a coupon, your notes could also be treated as a unit consisting of a derivative contract (the “Derivative Contract”) and an interest-bearing cash deposit used to secure your obligation to purchase the underlying stock under the Derivative Contract (the “Cash Deposit”). Under this characterization, if you are an initial purchaser of the notes, your notes would likely be treated for United States federal income tax purposes in the same manner as a pre-paid interest-bearing Derivative Contract as described above. If, however you are a secondary purchaser of the notes, you would likely be required to allocate your purchase price for the securities between the Derivative Contract and the Cash Deposit based on the respective fair market value of each on the date of the purchase. If the portion of your purchase price allocated to the Cash Deposit is at a discount from, or is in excess of , the principal amount of your security, you may be subject to the market discount or amortizable bond premium rules describes in the accompanying prospectus under “United States Taxation — United States Holders — Debt Securities Purchased with Market Discount” and “United States Taxation — United States Holders — Debt Securities Purchased at Premium” with respect to the Cash Deposit. Accordingly, if you purchase your notes in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

If your notes bear a coupon, it is also possible that the Internal Revenue Service could seek to characterize your notes as a notional principal contract. If your notes bear a coupon, it is also possible that the coupon payments would not be treated as interest for United States federal income tax purposes, but instead would be treated in some other manner. For example, the coupon payments could be treated all or in part as contract fees in respect of a forward contract, and the United States federal income tax treatment of such contract fees is uncertain. In addition, if your notes provide a fixed amount of return irrespective of the performance of the underlying index or basket of indices, it is possible that the Internal Revenue Service may take the position that you are required to accrue the fixed amount of return over the life of your notes and that it should be characterized as ordinary income irrespective of the amount you receive upon the maturity of your notes. Furthermore, any gain you recognize upon the maturity of your notes could be treated as ordinary income. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for United States federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the offered notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the offered notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the offered notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Unless otherwise required by law, The Goldman Sachs Group, Inc. intends to treat the offered notes for U.S. federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, legislation has recently been introduced in Congress that, if enacted, would require holders that acquire the notes after the bill is enacted to accrue interest income over the term of the notes even if there will be no interest payments over the term of the notes, or at a higher rate than the stated interest rate. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your notes.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Backup Withholding and Information Reporting

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.

United States Alien Holders

This section applies to you only if you are a United States alien holder. You are a United States alien holder if you are the beneficial owner of notes and are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from notes.

If your notes bear a coupon, because the United States federal income tax treatment (including the applicability of withholding) of the coupon payments on the notes is uncertain, in the absence of further guidance, we intend to withhold on the coupon payments (including any coupon payments on your notes at maturity) made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a United States alien holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the payments were characterized as contract fees). Withholding also may not apply to coupon payments made to you if: (i) the coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for United States federal income tax purposes, (ii) the coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate United States alien holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

Whether or not your notes bear a coupon, you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes at maturity and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid withholding on debt instruments (in which case you will not be subject to such withholding) as set forth under “United States Taxation — United States Alien Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective United States alien holders of the notes should consult their own tax advisors in this regard.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effects, that would cause payments on your notes at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and no advice provided by The Goldman Sachs Group, Inc. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

SUPPLEMENTAL PLAN OF DISTRIBUTION

With respect to each real estate index-linked note to be issued, The Goldman Sachs Group, Inc. will agree to sell to Goldman, Sachs & Co., and Goldman, Sachs & Co. will agree to purchase from The Goldman Sachs Group, Inc. the face amount of the notes specified, at the price specified under “Net proceeds to the issuer”, in the relevant pricing supplement. Goldman, Sachs & Co. proposes initially to offer each note it purchases to the public at the original issue price specified in the relevant pricing supplement and, if the relevant pricing supplement so provides, to certain securities dealers at such price less a concession or no concession as specified in the relevant pricing supplement.

In the future, Goldman, Sachs & Co. or other affiliates of The Goldman Sachs Group, Inc. may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The estimated share of The Goldman Sachs Group, Inc. of the total offering expenses for your notes, excluding underwriting discounts and commissions and marketing and licensing fees, will be provided in the applicable pricing supplement. For more Information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), Goldman, Sachs & Co. has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of the real estate index-linked notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the real estate index-linked notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the real estate index-linked notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of real estate index-linked notes to the public” in relation to any real estate index-linked notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the real estate index-linked notes to be offered so as to enable an investor to decide to purchase or subscribe the real estate index-linked notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Goldman, Sachs & Co. has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the real estate index-linked notes in circumstances in which Section 21(1) of the FSMA does not apply to The Goldman Sachs Group, Inc.; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the real estate index-linked notes in, from or otherwise involving the United Kingdom.

The real estate index-linked notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the real estate index-linked notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the real estate index-linked notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The real estate index-linked notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1998, as amended, the “FIEL”) and Goldman, Sachs & Co. has agreed that it will not offer or sell any real estate index-linked notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan. As used in this paragraph, resident of Japan means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

This prospectus supplement no. 53 or any relevant pricing supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement no. 53, any relevant pricing supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the real estate index-linked notes may not be circulated or distributed, nor may the real estate index-linked notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person (pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the real estate index-linked notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the real estate index-linked notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

ANNEX A

THE INDEX

All information contained in this prospectus supplement no. 53 and the relevant pricing supplement regarding the index, including the sub-indices and composite index comprising the index, including, without limitation, its make-up, its method of calculation and changes in its components and its historical closing values, is derived from publicly available information prepared by the index sponsor. Such information reflects the policies of, and is subject to change by, the index sponsor. The index is calculated and maintained by the index sponsor. Neither The Goldman Sachs Group, Inc. nor Goldman, Sachs & Co., in its role as calculation agent, has participated in the preparation of documents providing such information or made any due diligence inquiry with respect to the index or index sponsor in connection with the offering of the notes. In connection with the offering of the notes, neither The Goldman Sachs Group, Inc. nor Goldman, Sachs & Co., in its role as calculation agent, makes any representation that such publicly available information regarding the index or index sponsor is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date of any offering of the notes (including events that would affect the accuracy or completeness of the publicly available information described in this prospectus supplement no. 53 or in the relevant pricing supplement) that would affect the value of the index have been publicly disclosed. Subsequent disclosure of any such events could affect the value received at maturity or on any redemption date with respect to the notes and therefore the market value of the notes.

This prospectus supplement no. 53 and the relevant pricing supplement relate only to the notes and do not relate to the real estate assets which the index tracks. Your notes do not constitute a purchase or other acquisition or assignment of any interest in any of the real estate assets used to determine the index. You will not have any recourse with respect to the real estate assets the index tracks or to any owner of, or holder of interest in, any such real estate asset. Purchasers of the notes should not conclude that the use of an index that is determined by reference to real estate assets is any form of recommendation to invest in real estate assets by The Goldman Sachs Group, Inc. or any of its affiliates.

Goldman, Sachs & Co., and certain of its affiliates may trade, purchase or sell securities linked to the index for their proprietary accounts and other accounts under their management. Goldman, Sachs & Co., and certain of its affiliates may underwrite or issue other securities or financial instruments linked to the index. These activities could present certain conflicts of interest and could adversely affect the value of the your notes as described under “Additional Risk Factors Specific to the Real Estate Index-Linked Notes — Trading and Other Transactions by Goldman Sachs in Instruments Linked to the Applicable Index or Basket of Indices May Impair the Value of Your Notes “ and “— Our Business Activities May Create Conflicts of Interest between Your Interests in the Notes and Us” above.

We are not incorporating by reference the website of the index sponsor or any material it includes into this prospectus supplement no. 53, any relevant pricing supplement, the accompanying prospectus, dated October 10, 2008, or the accompanying prospectus supplement, dated October 10, 2008.

In this prospectus supplement no. 53 and any relevant pricing supplement, unless the context requires otherwise, references to the index listed below will include any successor index to such index and references to the index sponsor will include any successor thereto.

Residential Property Index

The Residential Property Index refers to a set of residential real estate price indices created by Radar Logic Incorporated (“Radar Logic”). Each of the Radar Logic Daily Prices (the “Daily Prices”),

which in aggregate is referred to as the Residential Property Index, is a single dollar value representing the price per square foot paid for residential real estate in one of the 25 defined metropolitan areas in the United States (the “MSAs”), or in the case of the composite index a composite dollar value compiled from the Daily Prices of all the 25 MSAs (the “MSA Composite”), on a given day. The Residential Property Index was launched by Radar Logic on August 6, 2007 and trading on the Residential Property Index market began on September 17, 2007. The Daily Prices for a given day are published within 63 days from such day by Radar Logic on its website: http://www.radarlogic.com. Radar Logic is under no obligation to continue to publish the Daily Prices and may discontinue publication of the Daily Prices at any time.

Overview

In 2006, Radar Logic, in partnership with Ventana Systems, Inc., developed a proprietary technology to create an index derived from the actual prices paid for residential properties on any given day, as a means of developing the equivalent of a daily ‘spot price’ in the real estate market. The Daily Prices comprising the Residential Property Index are calculated based on that technology. Data relating to actual residential real estate transactions are captured from public source records and converted by means of Radar Logic’s proprietary algorithms into the Daily Prices for each of the 25 MSAs and the MSA Composite. Notes linked to the Residential Property Index can be based on the Daily Prices for any one or more of the MSAs or the MSA Composite, or on combinations thereof.

Radar Logic publishes the Daily Prices every business day. The Daily Prices published on any given business day (the “Publication Date”) are for the date on which relevant real estate sales closed (the “Transaction Date”) that is not more than 63 days prior to the Publication Date. In other words, there is a consistent lag of not more than 63 days from the Transaction Date of a relevant Daily Price to the Publication Date of such Daily Price.

With respect to any given Transaction Date, Radar Logic produces and publishes three Daily Price values based on 1-day, 7-day and 28-day time periods. Daily Prices are produced and published for the MSA Composite and the following 25 MSAs: Atlanta, Boston, Charlotte, Chicago, Cleveland, Columbus, Denver, Detroit, Jacksonville, Las Vegas, Los Angeles, Miami, Milwaukee, Minneapolis, New York, Philadelphia, Phoenix, Sacramento, San Diego, San Francisco, San Jose, Seattle, St. Louis, Tampa and Washington, D.C. Therefore, as of the date of this prospectus supplement, on each business day Radar Logic publishes 78 varieties of the Residential Property Index, i.e. a price level for each combination of three time periods and 26 geographic areas (the 25 MSAs and the MSA Composite). Radar Logic may in the future include in the Residential Property Index Daily Prices for metropolitan areas that are not at present designated as MSAs.

Data Sources

Radar Logic includes sales data for every valid, arm’s-length sale available to it, including new homes, condominiums, cooperatives, house “flips” and foreclosures. No arbitrary restraints or exclusions are imposed on the raw data, subject to the filter methodology described in the next paragraph. Radar Logic purchases all raw data used for calculation of the Residential Property Index “as is”, and no representation or warranty with regard to such raw data is given or implied by Radar Logic. All data originate in municipal offices, including recorders’ offices, assessors’ offices and building departments, among others. It is possible that Radar Logic may use additional sources of information in the future.

Radar Logic applies a filter methodology to ensure that data included in the calculation of the Daily Prices consists solely of independent residential real estate sales. Radar Logic may revise such filter methodology at any time. Among other things, the following are excluded from the raw data from which the Daily Prices are calculated: public records for all property types other than single-family residences, condominiums, duplex/triplex/quadplex units or apartments; public records for which the property type cannot be determined; public records for all transactions not labelled as re-sales or sale of new construction; records that appear to be construction loans; records that are marked as transactions between two members of the same family or otherwise appear from the deed language to be non-arm’s length transactions; and records lacking sales or square footage data.

Square footage of any given real estate is measured and labeled by the taxing counties and municipalities according to their internal methodologies, in some cases by estimation. Wherever possible, Radar Logic uses the metric that the localities designate as “living area square feet.” Where this is not available, Radar Logic uses, in the order of preference, the metrics for “universal building square feet,” “building square feet,” and “adjusted gross square feet.” The square footage used is the most recent measurement available at the time the transaction record was received, although due to the nature of the historical data, in some cases this may result in the pairing of a historical sale price with square footage data from an assessment that occurred after the transaction.

Relevant Dates

A range of dates is often involved in closing and recording a real estate transaction. Wherever possible, Radar Logic uses the sale/transfer date of the real estate as written in the text of the deed in determining the Transaction Date for purposes of computing the Daily Prices. In some cases this date may precede the actual closing, but all Daily Prices are calculated with the final sale price of only closed, recorded transactions. On the other hand, in certain cases, Radar Logic uses the recording date of the deed as the relevant Transaction Date.

A determination whether to use the sale/transfer date or recording date as the relevant Transaction Date is made for each MSA. In doing so, Radar Logic considers both the percentage of records for which sale/transfer date was known, as well as the effect on the index of excluding additional records for lack of timeliness. Within an MSA, the choice of sale/transfer date or recording date as the transaction date is consistent over a time frame. Records without a sale/transfer date in an MSA for which sale/transfer date is the relevant Transaction Date are excluded.

Radar Logic will not publish the Daily Prices for Transaction Dates that correspond to weekends and federal holidays. Such transactions are reassigned a subsequent date which can be a valid Transaction Date. Radar Logic will not reassign Transaction Dates that occur on local holidays, holiday-related low-volume days (e.g., the day after Thanksgiving) or other days that have low volume of real estate transactions as a result of inclement weather or other local dynamics.

Calculation

The unit of measurement for the Daily Price for a given MSA is the price per square foot of residential real estate in such MSA (the “PPSF”). Unlike commodity prices per unit of measurement, where there usually is one price (or prices with small variation) for any commodity, however, there usually is a distribution of prices of real estate measured per square foot of residential area. This is because there are many attributes besides square footage that determine the value of a house. Radar Logic states that it does not apply time averaging or other simple consolidation techniques to such distribution of the relevant PPSFs in order to arrive at one Daily Price, since it believes simple measures are not likely to accurately reflect true market value. Instead, Radar Logic applies its proprietary Triple Power Law, which is a set of three consolidation methodologies that applies to the low, middle and high ranges of the PPSF distribution. The “Power” in the nomenclature of the proprietary methodology refers to the mathematical formula Radar Logic employs on the theory that, over an interval, the frequency of residential real estate transactions is proportional to the PPSF raised to a power. The low, middle and high price ranges of each residential real estate market sector and the composition of types of properties therein vary with geography and over time. The application of the three-component methodology to the entire distribution of PPSFs yields a single mathematical distribution from which the relevant Daily Price, following application of the ‘shape’ and ‘position’ parameters discussed below, is derived.

In statistical terms, the ‘shape’ and ‘position’ of the PPSF distribution will determine how the single PPSF distribution referred to in the preceding paragraph is translated into a single Daily Price. The shape of the PPSF distribution conveys the distribution of relative quality of the residential real estate in a given market. The shape is stable in the short term, changing slowly over time in a manner that reflects longer-term socio-economic and cultural trends that affect the relative quality of the housing stock in that market. On the other hand, the position of the PPSF distribution reveals the correlation between quality and value in the local residential real estate market on a given day, as determined by that day’s actual sales. The position is susceptible to short-term shifts in the economy, changes in market sentiment and other significant short-term events. By utilizing its proprietary methodologies including the Triple Power Law, Radar Logic separates the effect of the shape of the PPSF distribution from that of the position of the PPSF distribution, in order to account for the different timescales that the shape and position of the PPSF distribution relate to. The relevant timescale for the shape is the number of business days among the 365 calendar days ending on the relevant Transaction Date. With regard to the position, only the actual residential real estate sales data for the relevant Transaction Date is used. In addition to the Triple Power Law and the shape and position of the PPSF distribution, Radar Logic also applies a ‘likelihood function’ to mathematically compute the maximum likelihood estimate of the PPSF distribution, e.g. the maximum likelihood estimate of a particular day’s PPSF distribution is determined by computing together the shape parameters and the positions for 365 consecutive days, including such particular day.

Daily Prices for 7-Day or 28-Day Period

The 7-day and 28-day Daily Prices are not moving averages of 1-day Daily Prices during the relevant period. They are computed using the same methodology as the 1-day Daily Prices, except that all the real estate transactions from the relevant 7-day or 28-day time period are aggregated into a single input dataset. For example, a 7-day Daily Price for a given Transaction Date would use the transactions from that Transaction Date plus the six previous calendar days. To calculate the a 7-day Daily Price for a given Transaction Date, Radar Logic will use the shape of the PPSF distribution from that Transaction Date, but would calculate the position of the PPSF distribution based on the data from that Transaction Date plus the six previous calendar days.

MSAs

Radar Logic publishes a set of General Disclosures for each of the 25 MSAs, which describes the counties included in each particular MSA, the percentages of arm’s length, residential transaction records received for each MSA that are included in the calculation of the Daily Prices for that MSA, as well as the percentages of such records that have been excluded by the filters described above. Such information is published by Radar Logic on its website: http://www.radarlogic.com.

The MSA Composite

In addition to the Daily Prices published for each MSA, Radar Logic maintains and publishes the Daily Prices for the MSA Composite, which is compiled from the Daily Prices for the constituent 25 MSAs. The Daily Prices of the MSA Composite is a weighted average of the Daily Prices for the individual MSAs. The weight for each MSA (the “MSA Weightings”) is expressed as a mathematical formula as follows:

        number of housing units x median square footage x PPSF

S (number of housing units x median square footage x PPSF)

  ALL MSAs

In the above formula, the number of housing units for a given MSA is obtained from the 2006 estimate published by the U.S. Census Bureau. The median square footage of all residential properties in the relevant MSA is estimated by Radar Logic from available tax roll data. The PPSF is calculated as the average 1-day, 7-day or 28-day Daily Price, as applicable, for each MSA over a given time frame. Current MSA weightings as of September 12, 2007 are:

MSA	Abbreviation	MSA Weighting
Atlanta, GA	AT	2.36%
Boston, MA	BO	4.50%
Charlotte, NC	CH	0.64%
Chicago, IL	CG	5.70%
Cleveland, OH	CL	0.86%
Columbus, OH	CO	0.72%
Denver, CO	DV	1.47%
Detroit, MI	DT	1.89%
Jacksonville, FL	JX	0.71%
Las Vegas, NV	LV	1.40%
Los Angeles, CA	LA	16.06%
Miami, FL	MI	4.63%
Milwaukee, WI	MW	0.66%
Minneapolis, MN	MN	1.91%
New York, NY	NY	23.10%
Philadelphia, PA	PH	4.07%
Phoenix, AZ	PX	2.70%
Sacramento, CA	SC	1.94%
San Diego, CA	SD	3.67%
San Francisco, CA	SF	6.97%
San Jose, CA	SJ	2.89%
Seattle, WA	SE	3.24%
St. Louis, MO	SL	1.20%
Tampa, FL	TA	1.62%
Washington, DC	DC	5.09%

License Agreement between Radar Logic and The Goldman Sachs Group, Inc.

We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with Radar Logic, whereby we and our affiliates, in exchange for a fee, will be permitted to use the Residential Property Index in connection with the offer and sale of the notes. We are not affiliated with Radar Logic and the only relationship between Radar Logic and us is the licensing of the use of the Residential Property Index and trademarks relating to the Residential Property Index.

Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the Residential Property Index or any successor index.

Radar Logic is under no obligation to continue the calculation and dissemination of the index. No inference should be drawn from the information contained in this prospectus supplement no. 53 that Radar Logic makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of the notes or any member of the public regarding the advisability of investing in real estate assets generally or in the notes in particular or the ability of the index to track general residential real estate performance.

Radar Logic determines, composes and calculates the Residential Property Index and the Daily Prices without regard to your notes. Radar Logic has no obligation to take into account your interest, or that of anyone else having an interest, in your notes in determining, composing or calculating the

Residential Property Index or the Daily Prices. Radar Logic is not responsible for and has not participated in the determination of the terms, prices or amount of your notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of your notes payable at the stated maturity date. Radar Logic has no obligation or liability in connection with the administration, marketing or trading of your notes.

Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the Residential Property Index or any successor index. Radar Logic disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Residential Property Index or the manner in which the Residential Property Index is applied in determining any initial index level or final index level or any amount payable upon maturity of the notes.

“RADAR LOGIC”, “RADAR LOGIC DAILY”, “TRIPLE POWER LAW”, AND “RESIDENTIAL PROPERTY INDEX” ARE TRADEMARKS AND/OR SERVICE MARKS OF RADAR LOGIC INCORPORATED AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE GOLDMAN SACHS GROUP, INC. RADAR LOGIC DOES NOT MAKE ANY, AND DISCLAIMS ALL, REPRESENTATIONS AND WARRANTIES REGARDING THE UNDERLYING THIRD PARTY DATA ON WHICH THE RESIDENTIAL PROPERTY INDEX AND RADAR LOGIC DAILY PRICES ARE BASED. THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY RADAR LOGIC, AND RADAR LOGIC MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES.

RADAR LOGIC PRICES ARE COMPUTED USING PUBLIC-RECORD DATA, WHICH IT PURCHASES. RADAR LOGIC DOES NOT MAKE, AND HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY OF ANY MANNER IN CONNECTION WITH SUCH DATA INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ITS ACCURACY, COMPLETENESS OR FITNESS FOR ANY PURPOSE. ALL SUCH RAW DATA IS “AS IS”, AND NO REPRESENTATION OR WARRANTY WITH REGARD TO SUCH RAW DATA IS GIVEN OR IMPLIED.

RADAR LOGIC DOES NOT MAKE, AND HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY OF ANY MANNER IN CONNECTION WITH THE INFORMATION PROVIDED ON THIS PROSPECTUS SUPPLEMENT INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ITS ACCURACY, COMPLETENESS, OR FITNESS FOR ANY PARTICULAR PURPOSE.

RADAR LOGIC SHALL RESERVE THE RIGHTS TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, TO CEASE THE CALCULATION OR PUBLICATION OF THE RESIDENTIAL PROPERTY INDEX AND/OR THE RADAR LOGIC DAILY OR TO CHANGE THE RADAR LOGIC TRADEMARKS OR CEASE THE USE THEREOF.

RADAR LOGIC MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER AS TO THE RESULTS STEMMING FROM THE USE OF THE RESIDENTIAL PROPERTY INDEX VALUE AND THE TRADEMARKS AND/OR SERVICE MARKS OF RADAR LOGIC OR AS TO THE FIGURE AT WHICH THE RESIDENTIAL PROPERTY INDEX VALUE STANDS ON ANY PARTICULAR DAY.

RADAR LOGIC GIVES NO ASSURANCE REGARDING ACCURACY OR COMPLETENESS OF THE RESIDENTIAL PROPERTY INDEX AND DATA CONTAINED THEREIN. FURTHER, RADAR LOGIC SHALL NOT BE LIABLE FOR THE MISCALCULATION, INCORRECT PUBLICATION, DELAYED OR INTERRUPTED PUBLICATION OF THE RESIDENTIAL PROPERTY INDEX.

RADAR LOGIC SHALL NOT BEAR ANY OBLIGATION TO GIVE ANY EXPLANATION OF THE NOTES OR ANY ADVICE ON INVESTMENTS TO ANY PURCHASER OF THE NOTES OR TO THE PUBLIC.

INCLUDING BUT NOT LIMITED TO THE FOREGOING, RADAR LOGIC SHALL NOT BE RESPONSIBLE FOR ANY DAMAGE RESULTING FROM THE ISSUE AND SALE OF THE NOTES.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

Prospectus Supplement

Page
Summary Information	S-3
Additional Risk Factors Specific to the Real Estate Index-Linked Notes	S-13
General Terms of the Real Estate Index-Linked Notes	S-21
Use of Proceeds and Hedging	S-35
Supplemental Discussion of Federal Income Tax Consequences	S-36
Employee Retirement Income Security Act	S-41
Supplemental Plan of Distribution	S-42
The Index	A-1
Residential Property Index	A-1

Prospectus Supplement dated October 10, 2008
Use of Proceeds	S-2
Description of Notes We May Offer	S-3
United States Taxation	S-23
Employee Retirement Income Security Act	S-24
Supplemental Plan of Distribution	S-25
Validity of the Notes	S-26

Prospectus dated October 10, 2008
Available Information	2
Prospectus Summary	4
Use of Proceeds	8
Description of Debt Securities We May Offer	9
Description of Warrants We May Offer	33
Description of Purchase Contracts We May Offer	49
Description of Units We May Offer	54
Description of Preferred Stock We May Offer	59
The Issuer Trusts	66
Description of Capital Securities and Related Instruments	68
Description of Capital Stock of The Goldman Sachs Group, Inc.	91
Legal Ownership and Book-Entry Issuance	96
Considerations Relating to Securities Issued in Bearer Form	102
Considerations Relating to Indexed Securities	106
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	109
Considerations Relating to Capital Securities	112
United States Taxation	116
Plan of Distribution	139
Employee Retirement Income Security Act	142
Validity of the Securities	142
Experts	143
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	143

The Goldman Sachs Group, Inc.

Real Estate Index-Linked Notes

Linked to an Index or a Basket of Indices

Medium-Term Notes, Series D

Goldman, Sachs & Co.